Exhibit 99.2

Lite-On Semiconductor Corporation and Subsidiaries

Consolidated Financial Statements for the

Nine Months Ended September 30, 2020 and 2019

1

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands of New Taiwan Dollars) (unaudited)

	September 30, 2020			December 31, 2019			September 30, 2019		
ASSETS		**Amount**	**%**		**Amount**	**%**		**Amount**	**%**
Cash and cash equivalents (Note 6)	$	3,280,716	21	$	4,794,536	22	$	4,195,246	20
Financial assets at fair value through profit or loss (FVTPL) (Note 7)		32,863	-		16,328	-		7,720	-
Financial assets at amortized cost (Notes 9 and 35)		-	-		1,686,883	8		1,810,278	9
Notes receivable (Note 10)		2,922	-		7,336	-		3,840	-
Trade receivables (Note 10)		971,753	6		1,511,397	7		1,595,346	8
Trade receivables from related parties (Notes 10 and 34)		337,360	2		414,690	2		465,498	2
Other receivables (Note 34)		113,325	1		106,553	1		119,612	-
Inventories (Note 11)		1,639,945	10		2,422,694	11		2,489,390	12
Non-current assets held for sale (Note 12)		17,946	-		-	-		-	-
Other current assets		173,460	1		171,177	1		180,652	1
Total current assets		6,570,290	41		11,131,594	52		10,867,582	52
NON-CURRENT ASSETS									
Financial assets at FVTPL (Note 7)		283,009	2		336,553	2		321,280	2
Financial assets at fair value through other comprehensive income (FVTOCI) (Note 8)		77,834	-		77,834	-		77,834	-
Financial assets at amortized cost (Notes 9 and 35)		200	-		200	-		9,700	-
Investments accounted for using the equity method (Note 14)		5,082,303	32		4,902,642	23		4,736,657	23
Property, plant and equipment, net (Note 15)		2,566,583	16		3,121,317	14		3,004,855	14
Right-of-use assets (Note 16)		148,823	1		335,077	2		352,181	2
Investment properties (Note 17)		345,848	2		338,638	2		342,645	2
Goodwill (Note 18)		-	-		110,591	-		-	-
Other intangible assets (Note 19)		18,833	-		39,420	-		41,763	-
Deferred tax assets (Note 4)		795,461	5		800,690	4		683,188	3
Prepayments for business facilities (Note 15)		125,082	1		158,302	1		227,808	1
Prepayments for real estate (Note 20)		-	-		117,345	-		119,757	1
Other non-current assets		12,902	-		13,331	-		13,035	-
Total non-current assets		9,456,878	59		10,351,940	48		9,930,703	48
TOTAL	$	16,027,168	100	$	21,483,534	100	$	20,798,285	100
LIABILITIES AND EQUITY									
CURRENT LIABILITIES									
Short-term borrowings (Note 21)		$2,100,000	13		$2,913,786	14		$2,811,003	14
Short-term bills payable (Note 21)		199,682	1		199,893	1		199,975	1
Financial liabilities at FVTPL (Note 7)		916	-		21,898	-		34,139	-
Trade payables		967,249	6		1,317,959	6		1,181,395	6
Trade payables to related parties (Note 34)		79,804	1		107,775	1		102,407	1
Other payables (Notes 22 and 34)		1,038,434	6		1,195,232	6		1,093,872	5
Current tax liabilities (Note 4)		192,618	1		98,539	-		66,419	-
Lease liabilities - current (Note 16)		10,762	-		73,268	-		69,667	-
Provisions		25,658	-		40,250	-		32,944	-
Current portion of long-term borrowings (Note 21)		-	-		1,250,000	6		1,250,000	6
Other current liabilities		78,987	1		265,320	1		141,764	1
Total current liabilities		4,694,110	29		7,483,920	35		6,983,585	34
NON-CURRENT LIABILITIES									
Long-term borrowings (Note 21)		-	-		1,250,000	6		1,250,000	6
Deferred tax liabilities (Note 4)		1,741,366	11		1,916,334	9		1,855,408	9
Lease liabilities - non-current (Note 16)		226,781	1		321,894	1		342,096	1
Net defined benefit liabilities (Note 4)		132,566	1		161,873	1		155,908	1
Other non-current liabilities		8,878	-		8,735	-		8,744	-
Total non-current liabilities		2,109,591	13		3,658,836	17		3,612,156	17
Total liabilities		6,803,701	42		11,142,756	52		10,595,741	51
EQUITY ATTRIBUTABLE TO OWNERS OF THE PARENT COMPANY (Note 24)									
Ordinary shares		3,124,567	19		3,124,567	15		3,124,567	15
Capital surplus		2,206,215	14		2,210,565	10		2,191,319	10
Retained earnings									
Legal reserve		1,094,167	7		1,044,598	5		1,044,598	5
Special reserve		610,716	4		285,905	1		285,905	2
Unappropriated earnings		3,023,858	19		1,418,061	7		1,290,009	6
Total retained earnings		4,728,741	30		2,748,564	13		2,620,512	13
Other equity		(618,759)	(4)		(610,717)	(3)		(409,228)	(2)
Treasury shares		(216,136)	(1)		-	-		-	-
Total equity attributable to owners of the parent company		9,224,628	58		7,472,979	35		7,527,170	36
NON-CONTROLLING INTERESTS (Notes 13 and 24)		(1,161)	-		2,867,799	13		2,675,374	13
Total equity		9,223,467	58		10,340,778	48		10,202,544	49
TOTAL	$	16,027,168	100	$	21,483,534	100	$	20,798,285	100

The accompanying notes are an integral part of the consolidated financial statements.

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In Thousands of New Taiwan Dollars, Except Earnings Per Share) (unaudited)

	For the Three Months Ended September 30						For the Nine Months Ended September 30					
	2020			2019			2020			2019		
		Amount	%		Amount	%		Amount	%		Amount	%
OTHER COMPREHENSIVE INCOME/(LOSS)												
(Notes 24 and 26)												
Items that will not be reclassified subsequently												
to profit or loss:												
Share of other comprehensive gain (loss) of associates accounted for using the equity method	$	1,196	-	$	(31,122)	(1)	$	(23,149)	(1)	$	(54,727)	-
Income tax relating to items that will not be reclassified subsequently to profit or loss		(239)	-		6,224	-		4,564	-		10,945	-
		957	-		(24,898)	(1)		(18,585)	(1)		(43,782)	-
Items that may be												
reclassified subsequently to profit or loss:												
Exchange differences on translating the financial statements of foreign operations		28,552	2		(290,043)	(10)		(85,162)	(2)		(147,137)	(2)
Share of other comprehensive gain (loss) of associates accounted for using the equity method		98,640	6		(40,730)	(2)		74,898	2		(62,461)	(1)
Income tax relating to items that may be reclassified subsequently to profit or loss		(25,463)	(2)		50,323	2		2,011	-		31,338	1
		101,729	6		(280,450)	(10)		(8,253)	-		(178,260)	(2)
Other comprehensive income/(loss) for the period, net of income tax		102,686	6		(305,348)	(11)		(26,838)	(1)		(222,042)	(2)
TOTAL COMPREHENSIVE INCOME/(LOSS) FOR THE PERIOD	$	157,453	9	$	(104,855)	(4)	$	2,314,682	47	$	475,300	6
NET PROFIT/(LOSS) ATTRIBUTABLE TO:												
Owners of the Company		65,182	4		96,258	3		2,367,779	48		386,844	4
Non-controlling interests		(10,415)	(1)		104,235	4		(26,259)	-		310,498	4
	$	54,767	3		200,493	7		2,341,520	48		697,342	8
TOTAL COMPREHENSIVE												
INCOME/(LOSS) ATTRIBUTABLE TO:												
Owners of the Company	$	167,991	10	$	(130,476)	(5)	$	2,341,152	48	$	217,731	3
Non-controlling interests		(10,538)	(1)		25,621	1		(26,470)	(1)		257,569	3
	$	157,453	9	$	(104,855)	(4)	$	2,314,682	47	$	475,300	6

The accompanying notes are an integral part of the consolidated financial statements.

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Equity Attributable to Owners of the Parent Company												
	Ordinary Shares						Other Equity						
	Shares (In Thousands)	Amount	Capital Surplus	Legal Reserve	Retained Earnings Special Reserve	Unappropriated Earnings	Exchange Differences on Translating the Financial Statements of Foreign Operations	Gain (Loss) on Cash Flow Hedging Instruments	Unrealized Gain (Loss) on Financial Assets at Fair Value Through Other Comprehensive Income	Treasury Shares	Total	Non-controlling Interests	Total Equity
BALANCE AT JANUARY 1, 2019	312,226	$ 3,122,267	$ 2,178,620	$ 957,408	$ -	$ 2,034,589	$ (219,886)	$ 13,254	$ (79,273)	$ -	$ 8,006,979	$ 2,684,145	$ 10,691,124
Effect of retrospective application and retrospective restatement	-	-	0	0	0	(27,395)	-	0	0	0	(27,395)	(5,421)	(32,816)
BALANCE AT JANUARY 1, 2019 AS RESTATED	312,226	3,122,267	2,178,620	957,408	-	2,007,194	(219,886)	13,254	(79,273)	-	7,979,584	2,678,724	10,658,308
Appropriation of 2018 earnings													
Legal reserve	-	-	-	87,190	-	(87,190)	-	-	-	-	-	-	-
Special reserve	-	-	-	-	285,905	(285,905)	-	-	-	-	-	-	-
Cash dividends distributed by the Company	-	-	-	-	-	(687,152)	-	-	-	-	(687,152)	-	(687,152)
Cash dividends distributed by subsidiaries	-	-	-	-	-	-	-	-	-	-	-	(277,360)	(277,360)
Acquisition of subsidiaries	-	-	-	-	-	-	-	-	-	-	-	16,454	16,454
Other changes in capital surplus													
Donations from shareholders	-	-	18	-	-	-	-	-	-	-	18	-	18
Changes in capital surplus from investments in associates accounted for using the equity method	-	-	11,127	-	-	-	-	-	-	-	11,127	-	11,127
Changes in percentage of ownership interests in subsidiaries	-	-	13	-	-	-	-	-	-	-	13	(13)	-
Disposal of investments accounted for using the equity method	-	-	-	-	-	-	2,127	-	(119)	-	2,008	-	2,008
Net profit for the nine months ended September 30, 2019	-	-	-	-	-	386,844	-	-	-	-	386,844	310,498	697,342
Other comprehensive income (loss) for the nine months ended September 30, 2019	-	-	-	-	-	(43,782)	(113,446)	(11,906)	21	-	(169,113)	(52,929)	(222,042)
Total comprehensive income (loss) for the nine months ended September 30, 2019	-	-	-	-	-	343,062	(113,446)	(11,906)	21	-	217,731	257,569	475,300
Issuance of ordinary shares under employee share options	230	2,300	1,541	-	-	-	-	-	-	-	3,841	-	3,841
BALANCE AT SEPTEMBER 30, 2019	312,456	$ 3,124,567	$ 2,191,319	$ 1,044,598	$ 285,905	$ 1,290,009	$ (331,205)	$ 1,348	$ (79,252)	$ -	$ 7,527,289	$ 2,675,374	$ 10,202,663
BALANCE AT JANUARY 1, 2020	312,456	3,124,567	$ 2,210,565	$ 1,044,598	$ 285,905	$ 1,418,061	$ (530,827)	$ (519)	$ (79,371)	-	7,472,979	2,867,799	10,340,778
Appropriation of 2019 earnings													
Legal reserve	-	-	-	49,569	-	(49,569)	-	-	-	-	-	-	-
Special reserve	-	-	-	-	324,811	(324,811)	-	-	-	-	-	-	-
Cash dividends distributed by the Company	-	-	-	-	-	(368,845)	-	-	-	-	(368,845)	-	(368,845)
Changes in non-controlling interests	-	-	-	-	-	-	-	-	-	-	-	(81,712)	(81,712)
Other changes in capital surplus													
Donations from shareholders	-	-	(63)	-	-	-	-	-	-	-	(63)	-	(63)
Changes in capital surplus from investments in associates accounted for using the equity method	-	-	(16,692)	-	-	-	-	-	-	-	(16,692)	-	(16,692)
Disposal of investments accounted for using equity method (Note 14) / Disposal of subsidiaries (Note 30)	-	-	(745)	-	-	-	-	-	-	-	(745)	(2,747,400)	(2,748,145)
Difference between consideration and carrying amount of subsidiaries acquired or disposed	-	-	13,150	-	-	-	-	-	-	-	13,150	(13,150)	-
Changes in percentage of ownership interests in subsidiaries (Note 31)	-	-	-	-	-	(172)	-	-	-	-	(172)	(228)	(400)
Net profit (loss) for the nine months ended September 30, 2020	-	-	-	-	-	2,367,779	-	-	-	-	2,367,779	(26,259)	2,341,520
Other comprehensive loss for the nine months ended September 30, 2020	-	-	-	-	-	(18,585)	(6,442)	(1,600)	-	-	(26,627)	(211)	(26,838)
Total comprehensive income (loss) for the nine months ended September 30, 2020	-	-	-	-	-	2,349,194	(6,442)	(1,600)	-	-	2,341,152	(26,470)	2,314,682
Buy-back of ordinary shares	-	-	-	-	-	-	-	-	-	(216,136)	(216,136)	-	(216,136)
BALANCE AT SEPTEMBER 30, 2020	312,456	$ 3,124,567	$ 2,206,215	$ 1,094,167	$ 610,716	$ 3,023,858	$ (537,269)	$ (2,119)	$ (79,371)	$ (216,136)	$ 9,224,628	$ (1,161)	$ 9,223,467

The accompanying notes are an integral part of the consolidated financial statements.

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands of New Taiwan Dollars) (unaudited)

	For the Nine Months Ended September 30	
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES		
Income before income tax	$ 2,584,859	$ 878,648
Adjustments for:		
Depreciation expenses	532,904	608,610
Amortization expenses	8,363	13,865
Expected credit loss recognized on trade receivables	574	2,455
Net loss on fair value changes of financial assets at FVTPL	1,705	47,891
Finance costs	38,206	75,860
Interest income	(36,270)	(112,830)
Dividend income	(13,477)	(14,974)
Share of profit of associates accounted for using the equity method	(306,286)	(504,523)
Net gain on disposal of property, plant and equipment	(9,016)	(785)
Loss on disposal of non-current assets held for sale	-	1,011
Net gain on disposal of financial assets	(43,682)	-
Net (gain) loss on disposal of associates	(23,714)	4,514
Write-downs of inventories	72,704	38,097
Impairment loss recognized on non-financial assets	3,445	-
Impairment loss recognized on goodwill	110,591	-
Unrealized gain on transactions with associates	1,405	2,855
Realized gain on transactions with associates	(1,405)	(2,855)
Net (gain) loss on foreign currency exchange	(804)	3,842
Impairment loss recognized on non-current assets held for sale	-	9,168
Gain on disposal of subsidiaries (loss of control)	(2,525,041)	-
Loss on termination of lease contract	27	-
Changes in operating assets and liabilities		
Financial assets mandatorily classified as at FVTPL	47,397	7,841
Notes receivable	4,414	3,754
Trade receivables	(127,230)	(17,987)
Trade receivables from related parties	82,680	(3,507)
Other receivables	(12,050)	(6,143)
Inventories	(136,724)	372,650
Other current assets	(35,049)	(19,750)
Financial instruments held for trading	(45,414)	6,476
Trade payables	146,492	(131,783)
Trade payables to related parties	3,500	8,846
Other payables	(60,878)	(171,011)
Provisions	(14,592)	9,475
Other current liabilities	21,763	71,867
Net defined benefit liabilities	(20,991)	(32,497)
Cash generated from operations	248,406	1,149,080

(Continued)

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(In Thousands of New Taiwan Dollars, Unless Stated Otherwise) (unaudited)

1.	GENERAL INFORMATION

Lite-On Semiconductor Corporation (the “Company”) was established in April 1990 under the Company Law of the Republic of China. Earlier, in December 2000, the Company merged with Lite-On Power Semiconductor Corporation, and in June 2005 the Company merged with Antek Semiconductor Corporation, with the Company as the survivor entity. The Company mainly designs, develops, packs and tests  a  wide  series  of green   power   related   semiconductor   components   that   are   mainly   applied on communications, information, consumer electronics products’ switching power supply and system power supply.

The Company’s shares have been listed on Taiwan Stock Exchange (TWSE) since July 2004.

The Company disposed of 9,237 thousand shares of On-Bright Electronics Incorporated on January 14, 2020. At the same time, since the transfer of shares held during the term of office of directors exceeds one-half of the Company’s shares at the time of appointment, the Company Act stipulates that the Company shall be discharged from all seats of the board of directors. The Company lost control to direct the financing and operating decisions and ceased to include On-Bright Electronics Incorporated in the consolidated financial statements since the date of loss of control.

On October 25, 2019, the share swap agreement with Diodes Technologies Taiwan Co., Ltd. was approved by the shareholders in the special shareholders’ meeting and by the relevant competent authority, and the reference date of the share swap agreement is November 30, 2020. The Company applied to TWSE for delisting according to operating rules of the TWSE, and the Company was notified on October 8, 2020 that it will be delisted on the reference date of the share swap agreement. The Financial Supervisory Commission (FSC) has approved the delisting of the Company starting from November 30, 2020.

The consolidated financial statements are presented in the Company’s functional currency, the New Taiwan dollar.

2.	APPROVAL OF FINANCIAL STATEMENTS

The consolidated financial statements were approved by the Company’s board of directors on November 6, 2020.

3.	APPLICATION OF NEW, AMENDED AND REVISED STANDARDS AND INTERPRETATIONS

a.

Initial application of the amendments to the International Financial Reporting Standards (IFRS), International Accounting Standards (IAS), IFRIC Interpretations (IFRIC), and SIC Interpretations (SIC) issued by the International Accounting Standards Board (IASB) (collectively, the “IFRSs”)

The initial application of the IFRSs issued into effect did not have material impact on the Group’s accounting policies.

b.	New IFRSs in issue but not yet effective

New IFRSs	Effective Date Announced by IASB (Note 1)
“Annual Improvements to IFRS Standards 2018-2020”	January 1, 2022 (Note 2)
Amendments to IFRS 3 “Reference to the Conceptual Framework”	January 1, 2022 (Note 3)
Amendments to IFRS 4 “Extension of the Temporary Exemption from Applying IFRS 9”	Effective immediately upon promulgation by the IASB
Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16 “Interest Rate Benchmark Reform - Phase 2”	January 1, 2021
Amendments to IFRS 10 and IAS 28 “Sale or Contribution of Assets between An Investor and Its Associate or Joint Venture”	To be determined by IASB
IFRS 17 “Insurance Contracts”	January 1, 2023
Amendments to IFRS 17	January 1, 2023
Amendments to IAS 1 “Classification of Liabilities as Current or Non-current”	January 1, 2023
Amendments to IAS 16 “Property, Plant and Equipment - Proceeds before Intended Use”	January 1, 2022 (Note 4)
Amendments to IAS 37 “Onerous Contracts - Cost of Fulfilling a Contract”	January 1, 2022 (Note 5)

Note 1: Unless stated otherwise, the above New IFRSs are effective for annual reporting periods beginning on or after their respective effective dates.

Note 2: The amendments to IFRS 9 will be applied prospectively to modifications and exchanges of financial liabilities that occur on or after the annual reporting periods beginning on or after January 1, 2022. The amendments to IAS 41 “Agriculture” will be applied prospectively to  the fair value measurements on or after the annual reporting periods beginning on or after January 1, 2022. The amendments to IFRS 1 “First-time Adoptions of IFRSs” will be applied retrospectively for annual reporting periods beginning on or after January 1, 2022.

Note 3: The amendments are applicable to business combinations for which the acquisition date is on  or after the beginning of the first annual reporting period beginning on or after January 1, 2022.

Note 4: The amendments are applicable to property, plant and equipment that are brought to the location and condition necessary for them to be capable of operating in the manner intended by management on or after January 1, 2021.

Note 5: The amendments are applicable to contracts for which the entity has not yet fulfilled all its obligations on January 1, 2022.

As of the date the consolidated financial statements were authorized for issue, the Group is  continuously assessing the possible impact that the application of other standards and interpretations will have on the Group’s financial position and financial performance and will disclose the relevant impact when the assessment is completed.

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Statement of compliance

These interim consolidated financial statements have been prepared in accordance with IFRS. Disclosure information included in these interim consolidated financial statements is less than the disclosure information required in a complete set of annual consolidated financial statements.

b.	Basis of preparation

The consolidated financial statements have been prepared on the historical cost basis except for financial instruments which are measured at fair value and net defined benefit liabilities which are measured at the present value of the defined benefit obligation less the fair value of plan assets.

The fair value measurements, which are grouped into Levels 1 to 3 based on the degree to which the fair value measurement inputs are observable and based on the significance of the inputs to the fair value measurement in its entirety, are described as follows:

1)	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities;

2)

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices); and

3)	Level 3 inputs are unobservable inputs for the asset or liability.

c.	Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and the entities controlled by the Company (i.e., its subsidiaries). Income and expenses of subsidiaries acquired or disposed of during the period are included in the consolidated statements of profit or loss and other comprehensive income from the effective dates of acquisitions up to the effective dates of disposals, as appropriate. When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with those used by the Company. All intra-group transactions, balances, income and expenses are eliminated in full upon consolidation. Total comprehensive income of subsidiaries is attributed to the owners of the Company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

Changes in the Group’s ownership interests in subsidiaries that do not result in the Group losing control over the subsidiaries are accounted for as equity transactions. The carrying amounts of the Group’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to the owners of the Company.

When the Group loses control of a subsidiary, a gain or loss is recognized in profit or loss and is calculated as the difference between (i) the aggregate of the fair value of the consideration received and any investment retained in the former subsidiary at its fair value at the date when control is lost and (ii) the assets (including any goodwill) and liabilities and any non-controlling interests of the former subsidiary at their carrying amounts at the date when control is lost. The Group accounts for  all amounts recognized in other comprehensive income in relation to that subsidiary on the same basis as would be required had the Group directly disposed of the related assets or liabilities.

The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the fair value on initial recognition of financial assets at fair value through profit or loss.

See Note 13 and Tables 6 and 7 for detailed information on subsidiaries, including the percentages of ownership and main businesses.

d.	Other significant accounting policies

Except for the following, for the summary of other significant accounting policies, refer to the consolidated financial statements for the year ended December 31, 2019.

1)	Retirement benefits

Pension cost for an interim period is calculated on a year-to-date basis by using the actuarially determined pension cost rate at the end of the prior financial year, adjusted for significant market fluctuations since that time and for significant plan amendments, settlements, or other significant one-off events.

2)	Taxation

Income tax expense represents the sum of the tax currently payable and deferred tax. Interim period income taxes are assessed on an annual basis and calculated by applying to an interim period’s pre-tax income the tax rate that would be applicable to expected total annual earnings.

5.	CRITICAL ACCOUNTING JUDGMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

Refer to the consolidated financial statements for the year ended December 31, 2019 for the critical accounting judgments and key sources of estimation uncertainty.

6.	CASH AND CASH EQUIVALENTS

	September 30, 2020	December 31, 2019	September 30, 2019
Cash on hand and working capital	$313	$666	$560
Bank check and demand deposits	1,019,582	2,565,768	2,001,334
Cash equivalents
Bank time deposit with original maturities of less than 3 months	2,260,821	2,228,102	2,193,352
	$ 3,280,716	$ 4,794,536	$ 4,195,246

7.	FINANCIAL INSTRUMENTS AT FVTPL

	September 30, 2020	December 31, 2019	September 30, 2019
Financial assets at FVTPL - current
Financial assets mandatorily classified as at FVTPL
Derivative financial assets (not under hedge accounting)
Foreign exchange forward contracts	$32,863	$16,328	$4,070
Currency swap contracts	-	-	3,650
	$32,863	$16,328	$7,720
Financial assets at FVTPL - non-current
Financial assets mandatorily classified as at FVTPL
Non-derivative financial assets
Domestic quoted shares	$ 247,669	$ 291,393	$ 276,120
Domestic unlisted shares	35,340	45,160	45,160
	$ 283,009	$ 336,553	$ 321,280
Financial liabilities at FVTPL - current
Financial liabilities held for trading
Derivative financial liabilities (not under hedge accounting)
Foreign exchange forward contracts	$916	$3,358	$29,819
Currency swap contracts	-	18,540	4,320
	$916	$21,898	$34,139

At the end of the reporting period, outstanding foreign exchange forward contracts and currency swap contracts not under hedge accounting were as follows:

	Currency	Maturity Date	Notional Amount (In Thousands)
September 30, 2020
Foreign exchange forward contracts	USD/RMB	2020.10.13-2020.02.18	USD49,000/RMB342,705
December 31, 2019
Foreign exchange forward contracts	USD/RMB	2020.01.08-2020.05.13	USD41,000/RMB289,047
Currency swap contracts	NTD/USD	2020.02.07-2020.02.14	NTD376,200/USD12,000
September 30, 2019
Foreign exchange forward contracts	USD/RMB	2019.10.08-2020.04.09	USD37,000/RMB258,103
Currency swap contracts	NTD/USD	2019.10.01-2020.02.24	NTD527,500/USD17,000

The Group entered derivative contracts to manage exposures due to fluctuations of foreign exchange rates. The derivative contracts entered by the Group did not meet the criteria for hedge accounting. Thus, the derivative contracts are classified as financial assets or financial liabilities at FVTPL.

8.	FINANCIAL ASSETS AT FVTOCI

	September 30, 2020	December 31, 2019	September 30, 2019
Non-current
Domestic investments
Unlisted shares - ordinary shares
Pushi venture capital investment corporation	$843	$843	$843
Luchu Development corporation	74,609	74,609	74,609
	75,452	75,452	75,452
Foreign investments
Unlisted shares - preference shares
Global strategic investment Inc. (Samoa)	2,382	2,382	2,382
	$ 77,834	$ 77,834	$ 77,834

These investments in equity instruments are not held for trading. Instead, they are held for medium- to long-term strategic purposes. Accordingly, the management elected to designate these investments in equity instruments as at FVTOCI as it believes that recognizing short-term fluctuations in these investments’ fair value in profit or loss would not be consistent with the Group’s strategy of holding these investments for long-term purposes.

9.	FINANCIAL ASSETS AT AMORTIZED COST

	September 30, 2020	December 31, 2019	September 30, 2019
Restricted assets (a)	$200	$ 1,357,239	$ 1,710,355
Time deposit with original due date over 3 months (b)	-	329,844	109,623
	$200	$ 1,687,083	$ 1,819,978
Current	$-	$ 1,686,883	$ 1,810,278
Non-current	200	200	9,700
	$200	$ 1,687,083	$ 1,819,978

a.

Restricted assets mainly refers to the tariff security provided to the Taipei Customs, Customs Administration, Ministry of Finance by the subsidiary, and the guaranteed income type deposit products that the subsidiary undertakes to the bank, are measured at amortized cost and should not be withdrawn or used during the contract period.

b.	The ranges of interest rates for time deposits with original maturities of more than 3 months were approximately 1.015%-2.5% per annum as of December 31, 2019 and September 30, 2019.

c.	Refer to Note 35 for information on the pledge of financial assets measured by amortized cost.

10.	NOTES AND TRADE RECEIVABLES

	September 30, 2020	December 31, 2019	September 30, 2019
Notes receivable
At amortized cost
Gross carrying amount	$2,922	$7,336	$3,840
Less: Allowance for impairment loss	-	-	-
	$2,922	$7,336	$3,840
Trade receivables
At amortized cost
Gross carrying amount	$989,803	$ 1,535,598	$ 1,619,455
Less: Allowance for impairment loss	(18,050)	(24,201)	(24,109)
	$971,753	$ 1,511,397	$ 1,595,346

Trade receivables at amortized cost

The average credit period for the Company’s sales of goods is 60 to 90 days, and no interest was charged on trade receivables. In order to minimize credit risk, the management of the Company has delegated a team responsible for determining credit limits, credit approvals and other monitoring procedures to ensure that follow-up action is taken to recover overdue debts. In addition, the Group reviews the recoverable amount of each individual trade debt at the end of the reporting period to ensure that adequate allowance is made for possible irrecoverable amounts. In this regard, the management believes the Group’s credit risk was significantly reduced.

The Group measures the loss allowance for trade receivables at an amount equal to lifetime ECLs. The expected credit losses on trade receivables are estimated using a provision matrix by reference to past default experience of the debtor and an analysis of the debtor’s current financial position, adjusted for general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of economic conditions at the reporting date. As the Group’s historical credit loss experience does not show significantly different loss patterns for different customer segments, the provision for loss allowance based on past due status is further distinguished according to the Group’s different customer base.

The Group writes off a trade receivable when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery. For trade receivables that have been written off, the Group continues to engage in enforcement activity to attempt to recover the receivables due. Where recoveries are made, these are recognized in profit or loss.

The following table details the loss allowance of trade receivables based on the Group’s provision matrix. September 30, 2020

	Not Past Due	Less Than and Including 60 Days	61 to 90 Days	91 to 120 Days	More Than 120 Days	Total
Expected credit loss rate	0%-0%	0%-0%	0%-0%	0%-0.78%	0%-100%
Gross carrying amount	$ 1,300,570	$6,808	$-	$-	$19,785	$ 1,327,163
Loss allowance (Lifetime ECL)	(5,881)	-	-	-	(12,169)	(18,050)
Amortized cost	$ 1,294,689	$6,808	$-	$-	$7,616	$ 1,309,113

December 31, 2019

	Not Past Due	Less Than and Including 60 Days	61 to 90 Days	91 to 120 Days	More Than 120 Days	Total
Expected credit loss rate	0%-1%	0%-3%	0%-10%	0%-20%	0%-100%
Gross carrying amount	$ 1,924,012	$8,762	$27	$1,776	$15,711	$ 1,950,288
Loss allowance (Lifetime ECL)	(8,201)	(318)	(3)	(10)	(15,669)	(24,201)
Amortized cost	$ 1,915,811	$8,444	$24	$1,766	$42	$ 1,926,087

September 30, 2019

	Not Past Due	Less Than and Including 60 Days	61 to 90 Days	91 to 120 Days	More Than 120 Days	Total
Expected credit loss rate	0%-1%	0%-3%	0%-10%	0%-20%	100%
Gross carrying amount	$ 2,060,094	$10,274	$-	$62	$14,523	$ 2,084,953
Loss allowance (Lifetime ECL)	(9,194)	(392)	-	-	(14,523)	(24,109)
Amortized cost	$ 2,050,900	$9,882	$-	$62	$-	$ 2,060,844

The movements of the loss allowance of trade receivables were as follows:

For the Nine Months Ended September 30
	2020	2019
Beginning of year balance	$ 24,201	$ 21,809
Add: Net remeasurement of loss allowance	574	2,455
Disposal of subsidiary	(6,723)	-
Difference from foreign currency translation	(2)	(155)
End of year balance	$ 18,050	$ 24,109

11.	INVENTORIES

	September 30, 2020	December 31, 2019	September 30, 2019
Raw materials	$533,617	$634,257	$759,924
Supplies	44,178	40,849	64,254
Semi-finished goods	170,026	169,402	169,364
Work in progress	346,788	646,859	628,214
Finished goods	531,361	894,826	841,566
Inventory in transit	13,975	36,501	26,068
	$ 1,639,945	$ 2,422,694	$ 2,489,390

For the three months ended September 30, 2020 and 2019, the costs of inventories recognized as cost of goods sold were $1,514,489 thousand and $2,218,153 thousand, respectively. For the nine months ended September 30, 2020 and 2019, the costs of inventories recognized as cost of goods sold were $4,359,922 thousand and $6,409,814 thousand, respectively.

For the three months ended September 30, 2020 and 2019, the costs of goods sold included inventory write-downs were $45,828 thousand and $31,478 thousand, respectively. For the nine months ended September 30, 2020 and 2019, the costs of goods sold included inventory write-downs were $72,704 thousand and $38,097 thousand, respectively.

12.	NON-CURRENT ASSETS HELD FOR SALE

	September 30, 2020	December 31, 2019	September 30, 2019
Investments accounted for using the equity method held for sale	$ 17,946	$-	$-

On August 24, 2020, the Company signed an equity transfer agreement with Waichi Group and agreed to sell 3,000 thousand shares of Dynacard Co., Ltd. held at the price of $6 per share to Waichi Group. When investments accounted for using the equity method are reclassified to non-current assets held for sale, the fair value of such investments was more than the carrying amounts, and there were no impairment losses identified.

On June 3, 2019, the Company’s board of directors approved to dispose all shares of Lite-On Japan Ltd. held to Lite-On Technology Corporation at the price of JPY240 per share. When investments accounted for using the equity method are reclassified to non-current assets held for sale, the fair value of such investment was less than the carrying amounts, and the differences from the previous carrying amounts were recognized as impairment losses, which are presented in other gains and losses.

This transaction was completed on July 26, 2019. The net proceeds of disposal were $66,865 thousand and loss on disposal recognized was $1,011 thousand.

13.	SUBSIDIARIES

a.	Subsidiaries included in the consolidated financial statements

			% of Ownership
Investor	Investee	Nature of Activities	September 30, 2020	December 31, 2019	September 30, 2019	Remark
The Company	On-Bright Electronics Incorporated	Investment	-	31.19	31.19	2) and 3)
	Dyna International Holding Co., Ltd.	Investment	100.00	100.00	100.00
	Smart Power Holdings Group Co., Ltd.	Investment	100.00	100.00	100.00
	Dyna Image Corporation	IC designing	51.70	75.92	-
	Lyra Semiconductor Incorporated	IC designing	50.01	49.92	-	5)
Dyna International Holding Co., Ltd.	Dyna International Co., Ltd.	Investment and trading	100.00	100.00	100.00
Dyna International Co., Ltd.	Lite-On Semiconductor (HK) Limited	Investment	100.00	100.00	100.00
On-Bright Electronics Incorporated	On-Bright Electronics (Hong Kong) Co., Ltd.	Investment	N/A	100.00	100.00
	On-Brilliant Electronics (Hong Kong) Co., Limited	Investment	N/A	100.00	100.00
Lite-On Semiconductor (HK) Limited	Lite-On Semiconductor (Wuxi) Co., Ltd.	Manufacturing and sale of photoelectric devices, rectifiers and power semiconductors	100.00	100.00	100.00
	Lite-On Microelectronics (Wuxi) Co., Ltd.	Develop of MOS semiconductor technology and bipolar process technology circuits	100.00	100.00	100.00
	Shanghai Seefull Electronic Co., Ltd.	Manufacturing of diodes and bridge rectifiers	100.00	100.00	100.00
	WBG Power System (Cayman) Co., Ltd	Investment	65.00	65.00	65.00
WBG Power System (Cayman) Co., Ltd	WBG Power System (Hong Kong) Co., Ltd	Investment	100.00	100.00	-	6)
On-Bright Electronics (Hong Kong) Co., Ltd.	On Bright Electronics (Shanghai) Co., Ltd.	Provides technical consultancy and service to the design, production and sales of integrated circuit products and new electronic components.	N/A	100.00	100.00
On-Brilliant Electronics (Hong Kong) Co., Ltd.	Taiwan On-Bright Electronics Incorporated	Electronic component manufacturing, product design, and international trade, all business that are not prohibited or restricted by law, except those that are subject to special approval.	N/A	100.00	100.00
On Bright Electronics (Shanghai) Co., Ltd.	Guangzhou On-Bright Electronic Co., Ltd.	Provides technical consultancy and service to the design, production and sales of integrated circuit products and new electronic components.	N/A	100.00	100.00	1)
	Lian Hua Zhi Yen (Guangzhou) Co., Ltd.	Software and information technology service	N/A	100.00	100.00	4)
Taiwan On-Bright Electronics Incorporated	SyncMOS Technologies International, Inc.	Design of integrated circuit, wholesale of electronic materials and retail business	N/A	99.67	99.67

Remark:

1)

Through the arrangement of framework contract, On-Bright Electronics (Shanghai) Co., Ltd. appointed the general manager of the Company, Chen, Zhi-Liang, to hold the equity of Guangzhou On-Bright Electronic Co., Ltd., and the shareholding ratio was 7.5% on December 31, and September 30, 2019. Under the framework of the contract, the rights and obligations of On-Bright Electronics (Shanghai) Co., Ltd. are fully guaranteed.

2)

The Group was considered having control over the company and included it as a subsidiary, based on management’s judgement. The Group disposed of 9,237 thousand shares of On-Bright Electronics Incorporated on January 14, 2020. At the same time, since the transfer of shares held during the term of office of directors exceeds one-half of the Company’s shares at the time of appointment, the Company Act stipulates that the Group shall be discharged from all seats of the board of directors. The Group lost control to direct the financing and operating decisions and ceased to include On-Bright Electronics Incorporated in the consolidated financial statements since the date of loss of control.

3)	On-Bright Electronics Incorporated is a subsidiary that has material non-controlling interests.

4)

In February 2019, the Group set up a subsidiary Lian Hua Zhi Yen (Guangzhou) Co., Ltd. at RMB10,000 thousands, issuing ordinary shares of 1,000 thousand shares. The Group’s percentage of ownership was 100%.

5)

The Group held a 50.01% interest in Lyra Semiconductor Incorporated. The remaining interest in Lyra Semiconductor Incorporated was dispersed and held by shareholders that are unrelated to the Group. The directors of the Company considered the Group’s absolute size of shareholding in Lyra Semiconductor Incorporated and the relative size of and dispersion of the shareholdings owned by other shareholders and concluded that the Group has the practical ability to direct the relevant activities of Lyra Semiconductor Incorporated and, therefore, the Group has control over Lyra Semiconductor Incorporated.

6)

In September 2019, the Group participated in establishing WBG PowerSystem (Cayman) Co., Ltd. for US$975 thousand. The Company issued 1,500 thousand ordinary shares and the Group held 65% of the shares.

b.	Subsidiaries excluded from the consolidated financial statements: None.

c.	Details of subsidiaries that have material non-controlling interests

Proportion of Ownership and Voting Rights Held by Non-controlling Interests
Name of Subsidiary	December 31, 2019	September 30, 2019
On-Bright Electronics Incorporated	68.81%	68.81%

See Table 6 for the information on main operating activities, place of incorporation and principal place of business.

Profit (Loss) Allocated to Non-controlling Interests
	For the Three Months Ended	For the Nine Months Ended	Accumulated Non-controlling Interests
Name of Subsidiary	September 30, 2019	September 30, 2019	December 31, 2019	September 30, 2019
On-Bright Electronics Incorporated	$25,828	$257,816	$ 2,747,334	$ 2,659,107
Others	(207)	(247)	120,465	16,267
	$25,621	$257,569	$ 2,867,799	$ 2,675,374

The summarized financial information below represents amounts before intragroup eliminations.

On-Bright Electronics Incorporated and On-Bright Electronics Incorporated’s subsidiaries:

	December 31, 2019	September 30, 2019
Current assets	$ 5,089,335	$ 4,752,051
Non-current assets	537,354	559,445
Current liabilities	(1,358,144)	(1,157,601)
Non-current liabilities	(275,841)	(289,479)
Equity	$ 3,992,704	$ 3,864,416
Equity attributable to:
Owners of On-Bright Electronics Incorporated	$ 1,245,304	$ 1,205,313
Non-controlling interests of On-Bright Electronics Incorporated	2,747,334	2,659,107
Non-controlling interests of On-Bright Electronics Incorporated’s subsidiaries	66	(4)
	$ 3,992,704	$ 3,864,416

	For the Three Months Ended September 30, 2019	For the Nine Months Ended September 30, 2019
Revenue	$ 1,178,683	$ 3,386,095
Net profit for the period	$151,494	$451,269
Other comprehensive loss for the period	(113,981)	(76,654)
Total comprehensive income for the period	$37,513	$374,615
Net profit attributable to:
Owners of On-Bright Electronics Incorporated	$47,259	$140,771
Non-controlling interests of On-Bright Electronics Incorporated	104,258	310,561
Non-controlling interests of On-Bright Electronics Incorporated’s subsidiaries	(23)	(63)
	$151,494	$451,269
Total comprehensive income attributable to:
Owners of On-Bright Electronics Incorporated	$11,708	$116,862
Non-controlling interests of On-Bright Electronics Incorporated	25,828	257,816
Non-controlling interests of On-Bright Electronics Incorporated’s subsidiaries	(23)	(63)
	$37,513	$374,615

(Continued)

	For the Three Months Ended September 30, 2019	For the Nine Months Ended September 30, 2019
Net cash flow from:
Operating activities	$433,521	$770,091
Investing activities	531,560	309,777
Financing activities	(371,479)	(386,844)
Effects of exchange rate changes on the balance of cash and cash equivalents held in foreign currencies	(55,032)	(36,314)
Net cash inflow	$538,570	$656,710

(Concluded)

14.	INVESTMENTS ACCOUNTED FOR USING THE EQUITY METHOD Investments in Associates

	September 30, 2020	December 31, 2019	September 30, 2019
Material associates
Diodes, Inc.	$ 5,082,303	$ 4,902,642	$ 4,736,657
Associates that are not individually material
Dynacard Co., Ltd.	-	-	-
Dyna Image Corporation	-	-	-
Lite-On Japan Ltd.	-	-	-
	$ 5,082,303	$ 4,902,642	$ 4,736,657

a.	Material associates

Proportion of Ownership and Voting Rights
Name of Associate	September 30, 2020	December 31, 2019	September 30, 2019
Diodes, Inc.	14.95%	15.17%	15.22%

Refer to Table 6 “Information on Investees” for the nature of activities, principal places of business and countries of incorporation of the associates.

Fair values (Level 1) of investments in associates with available published price quotations are summarized as follows:

Name of Associate	September 30, 2020	December 31, 2019	September 30, 2019
Diodes, Inc.	$ 12,734,886	$ 13,102,064	$9,662,558

The Group is considered having significant influence over the company, based on management’s judgement. Then the associate is accounted for using the equity method.

b.	Aggregate information of associates that are not individually material

The Group held a 12.23% interest in Dynacard Co., Ltd. and accounted for the investment using the equity method. In September 2020, the Group disposed of 4.91% of its interest in Dynacard Co., Ltd. and lost its significant influence over the company. The Group held a remaining interest of 7.32% at fair value of $17,946 thousand at the date of disposal, which was reclassified as financial assets at FVTPL. After that, the Group has signed an equity transfer agreement with other non-related parties, refer to Note 12 for disclosure of non-current assets held for sale. This transaction resulted in the recognition of a gain, which is calculated as follows:

Proceeds from disposal of investments	$ 12,056
Plus: Fair value of retained investment	17,946
Less: Carrying amount of investment on the date of loss of significant influence	-
Plus: Changes in capital surplus from investments accounted for using the equity method	745
Gain recognized	$ 30,747

On June 3, 2019, the Company’s board of directors approved to dispose all shares of Lite-On Japan Ltd. held to Lite-On Technology Corporation and reclassified investments accounted for using the equity method to non-current assets held for sale. Refer to Note 12 to the consolidated financial statements for the year ended December 31, 2019 for non-current assets held for sale.

In 2018, the Group held a 27.43% interest in Dyna Image Corporation and accounted for the investment as an associate. In November 2019, the Group acquired 75.92% of its interest in Dyna Image Corporation from a third party and consequently gained control over Dyna Image Corporation. This transaction resulted in the recognition of a gain, which is calculated as follows:

Fair value of interests held before business combination (27.43%)	$-
Less: Carrying amount of investment on the date of gain of acquisition of subsidiary	-
Plus: Changes in capital surplus from investments accounted for using the equity method	2,168
Gain recognized	$2,168

15.	PROPERTY, PLANT AND EQUIPMENT

	Freehold Land	Buildings	Machinery Equipment	Computer Equipment	Test Equipment	Lease Improvement	Other Equipment	Total
Cost
January 1, 2019	$59,169	$ 2,232,971	$ 8,944,694	$57,788	$503,827	$17,375	$ 3,152,747	$ 14,968,571
Additions	-	-	214,616	1,081	17,632	-	103,286	336,615
Disposals	-	-	(90,458)	-	-	-	(65,569)	(156,027)
Effect of foreign currency exchange differences	-	(25,112)	(97,892)	-	(5,117)	-	(29,993)	(158,114)
September 30, 2019	$59,169	$ 2,207,859	$ 8,970,960	$58,869	$516,342	$17,375	$ 3,160,471	$ 14,991,045
Accumulated depreciation
January 1, 2019	$-	$ 1,143,008	$ 7,400,929	$53,992	$405,726	$4,260	$ 2,704,022	$ 11,711,937
Disposals	-	-	(89,471)	-	-	-	(61,356)	(150,827)
Depreciation expense	-	60,746	320,422	2,006	27,222	4,344	130,707	545,447
Effect of foreign currency exchange differences	-	(17,230)	(78,548)	-	(4,329)	-	(20,260)	(120,367)
September 30, 2019	$-	$ 1,186,524	$ 7,553,332	$55,998	$428,619	$8,604	$ 2,753,113	$ 11,986,190
September 30, 2019, net	$59,169	$ 1,021,335	$ 1,417,628	$2,871	$87,723	$8,771	$407,358	$ 3,004,855

(Continued)

	Freehold Land	Buildings	Machinery Equipment	Computer Equipment	Test Equipment	Lease Improvement	Other Equipment	Total
Cost
January 1, 2020	$198,350	$ 2,197,680	$ 9,017,008	$60,747	$534,292	$19,107	$ 3,196,509	$ 15,223,693
Additions	-	-	128,130	1,597	10,632	466	65,482	206,307
Disposals	-	-	(104,970)	-	(19,344)	(174)	(67,590)	(192,078)
Disposal of subsidiary	-	(241,383)		-	(118,947)	-	(68,872)	(429,202)
Effect of foreign currency exchange differences	-	(6,891)	(28,085)	-	(947)	(1)	(6,959)	(42,883)
September 30, 2020	$198,350	$ 1,949,406	$ 9,012,083	$62,344	$405,686	$19,398	$ 3,118,570	$ 14,765,837
Accumulated depreciation
January 1, 2020	$-	$ 1,188,483	$ 7,604,092	$56,624	$450,771	$10,863	$ 2,791,543	$ 12,102,376
Disposals	-	-	(102,659)	-	(18,224)	(114)	(67,590)	(188,587)
Depreciation expense	-	53,972	297,875	1,906	19,119	4,743	127,803	505,418
Impairment loss	-	-	3,445	-	-	-	-	3,445
Disposal of subsidiary	-	(34,912)	-	-	(99,132)	-	(56,566)	(190,610)
Effect of foreign currency exchange differences	-	(4,571)	(20,792)	-	(853)	-	(6,572)	(32,788)
September 30, 2020	$-	$ 1,202,972	$ 7,781,961	$58,530	$351,681	$15,492	$ 2,788,618	$ 12,199,254
January 1, 2020, net	$198,350	$ 1,009,197	$ 1,412,916	$4,123	$83,521	$8,244	$404,966	$ 3,121,317
September 30, 2020, net	$198,350	$746,434	$ 1,230,122	$3,814	$54,005	$3,906	$329,952	$ 2,566,583

The additions to property, plant and equipment included the transfer from prepayment of equipment, at the amount of $131,926 thousand and $183,370 thousand, respectively, for the nine months ended September 30, 2020 and 2019.

Considering the Group’s future operating plans and current capacity requirements or some plants and equipment that were not aligned with production requirements, the Group determined the amount of assets using the value in use of these assets and expected no future cash inflows. Impairment loss was recognized at the amount of $3,445 thousand under other gain or loss in the consolidated statements of comprehensive income for the nine months ended September 30, 2020.

The above items of property, plant and equipment are depreciated on a straight-line basis over their estimated useful lives as follows:

Buildings
Main buildings	20-50 years
Others	4-41 years
Machinery equipment	1-10 years
Computer equipment	3 years
Test equipment	1-8 years
Leases improvement	2-3 years
Other equipment	2-20 years

16.	LEASE ARRANGEMENTS

a.	Right-of-use assets

	September 30, 2020	December 31, 2019	September 30, 2019
Carrying amounts
Land	$ 143,937	$ 186,552	$ 189,036
Buildings	3,930	146,545	160,822
Other equipment	956	1,980	2,323
	$ 148,823	$ 335,077	$ 352,181

For the Three Months Ended September 30			For the Nine Months Ended September 30
	2020	2019	2020	2019
Additions to right-of-use assets	$-	$7,292	$285	$ 28,936
Depreciation charge for right-of-use assets
Land	$1,245	$1,549	$3,765	$4,472
Buildings	3,550	15,762	10,856	45,139
Other equipment	189	343	715	1,030
	$4,984	$ 17,654	$ 15,336	$ 50,641

Except for the addition and recognized depreciation, the Group did not have significant sublease or impairment of right-of-use assets during the nine months ended September 30, 2020 and 2019.

b.	Lease liabilities

	September 30, 2020	December 31, 2019	September 30, 2019
Carrying amounts
Current	$10,762	$73,268	$69,667
Non-current	$ 226,781	$ 321,894	$ 342,096

Range of discount rate for lease liabilities was as follows:

	September 30, 2020	December 31, 2019	September 30, 2019
Land	1.80%	1.80%	1.80%
Buildings	1.797%-2.616%	0.216%-4.78%	1.52%-4.78%
Other equipment	1.80%	1.80%	1.80%

c.	Other lease information

For the Three Months Ended September 30			For the Nine Months Ended September 30
	2020	2019	2020	2019
Expenses relating to short-term leases	$5,962	$5,733	$16,688	$16,561
Expenses relating to low-value asset leases	$5	$2,567	$148	$6,433
Total cash outflow for leases	$(7,054)	$ (29,054)	$ (33,424)	$ (102,118)

All lease commitments (the Group as a lessee) with lease terms commencing after the balance sheet dates are as follows:

	September 30, 2020	December 31, 2019	September 30, 2019
Lease commitments	$ 236,990	$ 467,477	$ 489,505

17.	INVESTMENT PROPERTIES

	September 30, 2020	December 31, 2019	September 30, 2019
Investment properties - measurement at cost	$ 345,848	$ 338,638	$ 342,645

a.	Except for recognized depreciation, the Group did not have significant addition, disposal, and impairment of investment properties during the nine months ended September 30, 2020 and 2019.

b.	Investment properties are depreciated using the straight-line method over their estimated useful lives as follows:

Main buildings	35-50 years
Others	10-16 years

c.

The investment property is located in Nangang District, Taipei City. The fair value of investment properties as of December 31, 2019 and 2018 was $124,108 thousand and $98,377 thousand, respectively. The management of the Company assessed and determined that there were no significant changes in the fair value of investment properties as of September 30, 2020 and 2019 compared to the fair value of investment properties as of December 31, 2019 and 2018.

d.

The investment property located in Hsinchu Science Park is owned by the Government. The market for comparable properties is inactive and alternative reliable measurements of fair value are not available; therefore, the Group determined that the fair value of the investment property is not reliably measurable.

18.	GOODWILL

The Group assessed the recoverable amount of goodwill in June 2020 and September 2020. In June 2020, the recognized impairment loss of goodwill of Dyna Image Corporation was $35,789 thousand; in September 2020, the recognized impairment loss of goodwill of Lyra Semiconductor Incorporated was

$74,802 thousand. The main reason for the impairment is that the revenue of some products was not as good as expected, which resulted in a recoverable amount lower than the carrying amount.

The Group acquired Lyra Semiconductor Incorporated and Dyna Image Corporation on October 24, 2019 and November 14, 2019 and recognized goodwill of $74,802 thousand and $35,789 thousand relating to the expected benefits from sales growth of power semiconductor products in China and Taiwan. Since the goodwill relates solely to Lyra Semiconductor Incorporated and Dyna Image Corporation as a single cash generating unit, the goodwill was assessed for impairment by calculating the recoverable amount of Lyra Semiconductor Incorporated and Dyna Image Corporation and the carrying amount of its net assets.

Refer to Note 31 to the consolidated financial statements for the year ended December 31, 2019 for business combinations.

The recoverable amount of the goodwill of Lyra Semiconductor Incorporated and Dyna Image Corporation was assessed by the Group in 2019, and no impairment loss was recognized. Based on the value in use, the discount rates used in assessing value in use were 10.25% and 14.06%.

19.	OTHER INTANGIBLE ASSETS

	September 30, 2020	December 31, 2019	September 30, 2019
Software	$ 18,833	$ 38,266	$ 41,161
Technology licensing	-	1,154	602
	$ 18,833	$ 39,420	$ 41,763

Except for recognized amortization, the Group did not have significant addition, disposal, or impairment of other intangible assets during the nine months ended September 30, 2020 and 2019. Other intangible assets are amortized on a straight-line basis over their estimated useful lives as follows:

Software	1-10 years
Technology licensing	1-5 years

20.	PREPAYMENT OF REAL ESTATE

Subsidiary On-Bright Electronics (Shanghai) Co., Ltd. and Shanghai Zhangjiang Venture Source Technology Development Co., Ltd. signed a contract for the office building at No. 6, Cailun Road, and the total purchase price was $293,363 thousand (RMB68,264 thousand). In June of 2010, 40% of the first payment was paid. Since a wide range of government agencies are involved in the office building, and some of the approval materials are inconsistent with the archives of the government agencies, and the changes to construction structure need to be modified first, resulting in the stretch in time required to complete the transfer. In addition, the legal rights granted by the Shanghai Real Estate Advance Registration Document have not been adversely affected by the Company after evaluation. As of December 31, 2019, the transfer procedure has not been completed, so the account is recognized as prepayments of property.

21.	BORROWINGS

a.	Short-term borrowings

	September 30, 2020	December 31, 2019	September 30, 2019
Unsecured borrowings
Line of credit borrowings	$ 2,100,000	$ 2,913,786	$ 2,811,003

The range of weighted average effective interest rates on bank loans was 0.88%-1.1%, 1.1%-2.73% and 1.1%-3.1% per annum as of September 30, 2020, December 31, 2019 and September 30, 2019, respectively.

b.	Short-term bills payable

	September 30, 2020	December 31, 2019	September 30, 2019
Commercial paper	$ 200,000	$ 200,000	$ 200,000
Less: Unamortized discounts on bills payable	(318)	(107)	(25)
	$ 199,682	$ 199,893	$ 199,975

c.	Long-term borrowings

	Maturity Date	Major Clause	Effective Rate	September 30, 2020	December 31, 2019	September 30, 2019
Unsecured borrowings
Bank loans (syndicated loan from arrangers Taipei Fubon bank and Chinatrust Commercial Bank)
Bank loans	2021.08.11	From February 2020, principals are repayable on a semiannual basis. Repaid all long-term borrowing at June 11, 2020.	1.797%	$-	$ 2,500,000	$ 2,500,000
Less: Current portions				-	1,250,000	1,250,000
				$-	$ 1,250,000	$ 1,250,000

22.	OTHER PAYABLES

	September 30, 2020	December 31, 2019	September 30, 2019
Payables for salaries or bonuses	$230,443	$581,275	$493,304
Payables for dividends	368,845	-	46,650
Payables for purchases of equipment	42,532	59,794	56,456
Payables for professional service fee	-	34,062	11,869
Others (Remark)	396,614	520,101	485,593
	$ 1,038,434	$ 1,195,232	$ 1,093,872

Remark:  Other payables - others mainly refers to utilities expense, insurance expense and other miscellaneous expenses.

23.	RETIREMENT BENEFIT PLANS

For the three months ended September 30, 2020 and 2019, employee benefits expense in respect of the Group’s defined retirement benefit plans was $1,040 thousand, and $1,314 thousand, respectively. For the nine months ended September 30, 2020 and 2019, employee benefits expense in respect of the Group’s defined retirement benefit plans were $3,121 thousand and $3,943 thousand, respectively. The calculation of the pension cost discount rate was determined using the actuarial calculation on December 31, 2019 and 2018, respectively.

24.	EQUITY

a.	Share capital Ordinary shares

	September 30, 2020	December 31, 2019	September 30, 2019
Number of shares authorized (in thousands)	500,000	500,000	500,000
Amount of shares authorized	$ 5,000,000	$ 5,000,000	$ 5,000,000
Number of shares issued and fully paid (in thousands)	312,456	312,456	312,456
Amount of shares issued	$ 3,124,567	$ 3,124,567	$ 3,124,567

On October 2019, the share swap agreement of the Company with Diodes Technologies Taiwan Co., Ltd. was approved by the shareholders in the special shareholders’ meeting, in which Diodes Technologies Taiwan Co., Ltd. will swap at the consideration of $42.5 per ordinary share of the Company and pay the consideration in cash to all shareholders of the Company to acquire 100% shares of the Company.

On September 2020, the Company’s board of directors approved the schedule of share conversion on November 30, 2020, and on that day, the Company will be a 100%-owned subsidiary of Diodes Technologies Taiwan Co., Ltd.

b.	Capital surplus

September 30
	2020	2019
May be used to offset a deficit, distributed as cash dividends, or transferred to share capital (1)
Issuance of ordinary shares	$50,268	$50,268
The difference between consideration received or paid and the carrying amount of the subsidiaries’ net assets during actual disposal or acquisition	1,401,256	1,388,106
Consolidation excess	431,566	431,566
Donations from shareholders	86	149

(Continued)

September 30
	2020	2019
May be used to offset a deficit only
Issuance of ordinary shares	$41,903	$41,903
Changes in percentage of ownership interests in subsidiaries (2)	125,230	125,230
Expired employee share option	19,192	19,192
May not be used for any purpose
Changes in capital surplus from investments accounted for by using the equity method	136,714	134,905
	$ 2,206,215	$ 2,191,319

(Concluded)

1)

Such capital surplus may be used to offset a deficit; in addition, when the Company has no deficit, such capital surplus may be distributed as cash dividends or transferred to share capital (limited to a certain percentage of the Company’s capital surplus and to once a year).

2)

Such capital surplus arises from the effects of changes in ownership interests in subsidiaries resulting from equity transactions other than actual disposals or acquisitions, or from changes in capital surplus of subsidiaries accounted for using the equity method.

c.	Retained earnings and dividends policy

The shareholders of the Company held their regular meeting on June 18, 2019 and in that meeting, resolved the amendments to the Company’s Articles of Incorporation (the “Articles”). The amendments stipulate that the board of directors is authorized to adopt a special resolution to distribute dividends and bonuses in cash and a report of such distribution should be submitted in the shareholders’ meeting.

Under the dividends policy as set forth in the amended Articles, if there is net profit after tax upon the final settlement of account of each fiscal year, the Company shall first offset any previous accumulated losses and set aside a legal reserve at 10% of the net profits; then set aside special reserve in accordance with relevant laws or regulations. The remaining net profit, plus the beginning unappropriated earnings, shall be distributed into dividends to shareholders according to the distribution plan proposed by the board of directors and submitted to the shareholders’ meeting for approval. The distribution of earnings, legal reserve and paid-in-capital, which is paid in cash, shall be resolved by two-thirds or more of the directors present in the meeting and shall be resolved in the shareholders’ meeting. The earnings, legal reserve and paid-in-capital distributed by issuing new shares shall be resolved in the shareholders’ meeting. For the policies on distribution of employees’ compensation and remuneration of directors, refer to Note 25 (h) on employee benefits expense.

Under the dividend policy as set forth in the Articles before the amendments, if there is net profit after tax upon the final settlement of account of each fiscal year, the Company shall first offset any previous accumulated losses and set aside a legal reserve at 10% of the net profits; then set aside special reserve in accordance with relevant laws or regulations. The remaining net profit, plus the beginning unappropriated earnings, shall be distributed into dividends to shareholders according to the distribution plan proposed by the board of directors and submitted to the shareholders’ meeting for approval.

The Company’s dividend policy is designed to meet present and future development projects and takes into consideration the investment environment, funding requirements, international or domestic competitive conditions while simultaneously meeting shareholders’ interests. When there is no cumulative loss, the Company shall set aside share dividends at no less than 60% of the net profit. The way to distribute dividends could be either through cash or shares, and cash dividends shall not be less than 80% of the total dividends.

Appropriation of earnings to legal reserve shall be made until the legal reserve equals the parent company’s paid-in capital. Legal reserve may be used to offset deficit. If the Company has no deficit and the legal reserve has exceeded 25% of the Company’s paid-in capital, the excess may be transferred to capital or distributed in cash.

The appropriations of earnings for 2019 and 2018 that were approved in the shareholders’ meetings on June 19, 2020 and June 18, 2019, respectively, are as follows:

Appropriation of Earnings			Dividends Per Share ($)
	For the Year Ended December 31		For the Year Ended December 31
	2019	2018	2019	2018
Legal reserve	$49,569	$87,190
Special reserve	324,811	285,905
Cash dividends	368,845	687,152	$1.2	$2.2

d.	Other equity items

1)	Exchange differences on translating the financial statements of foreign operations

For the Nine Months Ended September 30
	2020	2019
Balance at January 1	$ (530,827)	$ (219,886)
Recognized for the period
Exchange differences on translating the financial statements of foreign operations	(186,616)	(100,035)
Tax related to exchange differences on translating the financial statements of foreign operations	37,323	20,007
Share from associates accounted for using the equity method	76,898	(47,600)
Tax related to share from associates accounted for using the equity method	(15,380)	9,520
Reclassification adjustment
Reclassified as held for sale	-	2,659
Tax related to reclassified as held for sale	-	(532)
Disposal of subsidiaries (Note 30)	93,967	-
Tax related to disposal of subsidiaries	(18,793)	-
Disposal of foreign operations	7,698	5,827
Tax related to disposal of foreign operations	(1,539)	(1,165)
Balance at September 30	$ (537,269)	$ (331,205)

2)	Unrealized gain (loss) on financial assets at FVTOCI

For the Nine Months Ended September 30
	2020	2019
Balance at January 1	$ (79,371)	$ (79,273)
Recognized for the period
Share from associates accounted for using the equity method	-	21
Reclassification adjustment
Disposal of investment accounted for using the equity method	-	(119)
Balance at September 30	$ (79,371)	$ (79,371)

3)	Cash flow hedges

For the Nine Months Ended September 30
	2020	2019
Balance at January 1	$(519)	$ 13,254
Recognized for the period
Share from associates accounted for using the equity method	(2,000)	(14,882)
Tax related to share from associates accounted for using the equity method	400	2,976
Balance at September 30	$ (2,119)	$1,348

e.	Non-controlling interests

For the Nine Months Ended September 30
	2020	2019
Balance at January 1	$ 2,867,799	$ 2,684,145
Attributable to non-controlling interests:
Effect of retrospective application and retrospective restatement	-	(5,421)
Share in profit (loss) for the period	(26,259)	310,498
Exchange difference arising on translation of foreign entities	(211)	(52,929)
Disposal of subsidiary (Note 30)	(2,747,400)	-
Changes of percentage of ownership interests in subsidiary (Note 31)	(228)	-
Capital reduction of subsidiary	(81,712)	-
Acquisition of non-controlling interest (Note 31)	(13,150)	-
Cash dividend from On-Bright Electronics Incorporated	-	(277,360)
Acquisition of subsidiaries	-	16,454
Others	-	(13)
Balance at September 30	$ (1,161)	$ 2,675,374

f.	Treasury shares

Purpose of Buy-back	Buy-back from Dissenting Shareholders of Business Combination (In Thousands of Shares)
Number of shares at January 1, 2020	-
Increase during the period	5,085
Number of shares at September 30, 2020	5,085

Under the Securities and Exchange Act, the Company shall neither pledge treasury shares nor exercise shareholders’ rights on these shares, such as the rights to dividends and to vote.

25.	NET PROFIT (LOSS) FROM CONTINUING OPERATIONS

a.	Interest income

For the Three Months Ended September 30			For the Nine Months Ended September 30
	2020	2019	2020	2019
Bank deposits	$12,382	$35,785	$36,270	$ 112,830

b.	Other income

For the Three Months Ended September 30			For the Nine Months Ended September 30
	2020	2019	2020	2019
Rental income	$ 7,588	$ 7,575	$ 22,646	$ 22,751
Dividend income	13,477	14,974	13,477	14,974
Others	24,605	17,166	30,213	47,733
	$45,670	$39,715	$66,336	$85,458

c.	Other gains and losses

For the Three Months Ended September 30			For the Nine Months Ended September 30
	2020	2019	2020	2019
Gain on disposal of subsidiaries (loss of control)	$-	$-	$ 2,525,041	$-
Loss on disposal of non-current assets held for sale	-	(1,011)	-	(1,011)
Impairment losses recognized on property, plant and equipment	-	-	(3,445)	-
Impairment losses recognized on non-current assets held for sale	-	-	-	(9,168)
Gains (losses) on disposal of investments accounted for using equity method	26,882	(1,498)	23,714	(4,514)
Net foreign exchange (losses) gains	(39,698)	36,874	(16,052)	36,748
Gains on disposal of financial instruments at FVTPL	-	-	43,682	-
Fair value changes of financial instruments at FVTPL	32,972	(54,141)	(1,705)	(47,891)
Impairment losses recognized on goodwill	(74,802)	-	(110,591)	-
Gains on disposal of property, plant and equipment	3,156	382	9,016	785
Depreciation on investment properties	(3,773)	(4,169)	(12,150)	(12,522)
Others	(16,560)	(9,585)	(29,645)	(15,694)
	$ (71,823)	$ (33,148)	$ 2,427,865	$ (53,267)

d.	Finance costs

For the Three Months Ended September 30			For the Nine Months Ended September 30
	2020	2019	2020	2019
Interest on bank loans	$5,944	$ 22,681	$ 35,089	$ 66,753
Interest on obligations under finance leases	1,087	2,877	3,339	8,813
Other finance costs	272	276	761	1,076
Total interest expense for financial liabilities at amortized cost	7,303	25,834	39,189	76,642
Less: Amounts included in the cost of qualifying assets	(111)	(147)	(983)	(782)
	$7,192	$ 25,687	$ 38,206	$ 75,860

Information about capitalized interest is as follows:

For the Three Months Ended September 30			For the Nine Months Ended September 30
	2020	2019	2020	2019
Capitalized interest	$111	$147	$983	$782
Capitalization rate	1.27%-1.38%	1.65%-1.66%	1.27%-1.38%	1.65%-1.67%

e.	Depreciation and amortization

For the Three Months Ended September 30			For the Nine Months Ended September 30
	2020	2019	2020	2019
Property, plant and equipment	$ 166,980	$ 178,680	$ 505,418	$ 545,447
Right-of-use assets	4,984	17,654	15,336	50,641
Investment properties	3,773	4,169	12,150	12,522
Intangible assets	2,810	4,582	8,363	13,865
	$ 178,547	$ 205,085	$ 541,267	$ 622,475
An analysis of depreciation by function
Operating costs	$ 153,611	$ 152,690	$ 463,703	$ 470,992
Operating expenses	18,353	43,644	57,051	125,096
Other gains and losses	3,773	4,169	12,150	12,522
	$ 175,737	$ 200,503	$ 532,904	$ 608,610
An analysis of amortization by function
Operating costs	$1,180	$971	$3,083	$2,529
Selling and marketing expenses	-	492	-	1,574
General and administrative expenses	1,433	1,437	4,082	4,256
Research and development expenses	187	1,682	1,118	5,506
	$2,800	$4,582	$8,283	$13,865

f.	Operating expenses directly related to investment properties

For the Three Months Ended September 30			For the Nine Months Ended September 30
	2020	2019	2020	2019
Direct operating expenses from investment properties generating rental income	$443	$65	$1,657	$884

g.	Employee benefits expense

For the Three Months Ended September 30			For the Nine Months Ended September 30
	2020	2019	2020	2019
Post-employment benefits
Defined contribution plans	$10,231	$50,977	$31,165	$154,879
Defined benefit plans (Note 23)	1,040	1,314	3,121	3,943
	11,271	52,291	34,286	158,822
Other employee benefits	438,242	665,126	1,242,499	1,901,982
Total employee benefits expense	$449,513	$717,417	$ 1,276,785	$ 2,060,804
An analysis of employee benefits expense by function
Operating costs	$284,860	$312,588	$808,933	$906,615
Operating expenses	164,653	404,829	467,852	1,154,189
	$449,513	$717,417	$ 1,276,785	$ 2,060,804

h.	Employees’ compensation and remuneration of directors

According to the Articles of Incorporation of the Company, the Company accrued employees’ compensation and remuneration of directors at rates of no less than 1% and no higher than 2.5%, respectively, of net profit before income tax, employees’ compensation, and remuneration of directors and supervisors. For the nine months ended September 30, 2020 and 2019, the employees’ compensation and the remuneration of directors are as follows:

Accrual rate

For the Nine Months Ended September 30
	2020	2019
Employees’ compensation	(Remark)	3.67%
Remuneration of directors	0.09%	1.15%

Amount

For the Three Months Ended September 30			For the Nine Months Ended September 30
	2020	2019	2020	2019
Employees’ compensation	$ 14,500	$9,125	$ 24,700	$ 19,125
Remuneration of directors	$2,400	$2,900	$2,400	$6,000

Remark: The Group expected to amend the Articles to adjust the proportion of the distribution of employees’ compensation and remuneration of directors in the shareholders’ interim meeting after the completion of the share swap. The Group recognized employees’ compensation of

$24,700 thousand during January 1, 2020 to September 30, 2020.

If there is a change in the amounts after the annual consolidated financial statements are authorized for issue, the differences are recorded as a change in the accounting estimate.

The appropriations of employees’ compensation and remuneration of directors and supervisors for 2019 and 2018 that were resolved by the board of directors on March 20, 2020 and March 20, 2019, respectively, are as shown below:

For the Year Ended December 31
	2019		2018
	Employees’ Compensation	Remuneration of Directors	Employees’ Compensation	Remuneration of Directors
Amounts approved in the board of directors’ meeting	$ 21,400	$ 10,500	$ 43,500	$ 13,500
Amounts recognized in the annual consolidated financial statements	$ 21,400	$ 10,500	$ 43,500	$ 13,500

Information on the employees’ compensation and remuneration of directors resolved by the Company’s board of directors is available at the Market Observation Post System website of the TWSE.

i.	Gains or losses on foreign currency exchange

For the Three Months Ended September 30			For the Nine Months Ended September 30
	2020	2019	2020	2019
Foreign exchange gains	$55,259	$83,872	$ 136,773	$ 182,521
Foreign exchange losses	(94,957)	(46,998)	(152,825)	(145,773)
	$ (39,698)	$36,874	$ (16,052)	$36,748

26.	INCOME TAXES RELATING TO CONTINUING OPERATIONS

a.	Income tax recognized in profit or loss

Major components of income tax expense recognized in profit or loss are as follows:

For the Three Months Ended September 30			For the Nine Months Ended September 30
	2020	2019	2020	2019
Current income tax expense
In respect of the current year	$5,804	$45,880	$ 222,106	$ 117,258
Adjustments for prior years	-	-	-	(68,215)
Deferred income tax expense
The origination and reversal of temporary differences	17,056	49,910	21,233	132,263
Income tax expense recognized in profit or loss	$22,860	$95,790	$ 243,339	$ 181,306

Except for On-Bright Electronics (Shanghai) Co., Ltd. and Guangzhou On-Bright Electronic Co., Ltd., the applicable tax rate used by subsidiaries in China is 25%. Tax rates used by other entities in the

Group operating in other jurisdictions are based on the tax laws in those jurisdictions.

On-Bright Electronics (Shanghai) Co., Ltd. is entitled to a corporate income tax rate of 15% in 2019  and 2018 based on the “National Key Support for High-Tech Enterprises to Enjoy Preferential Tax Rate”. In addition, in 2018, On-Bright Electronics (Shanghai) Co., Ltd. complied with the “Specialized Software Enterprises and IC Design Enterprises in the National Planning Layout to Enjoy Preferential Tax Rate”, and is entitled to a corporate income tax at 10%, and receives refund of overflow payment of the tax after the 2019 review.

Guangzhou On-Bright Electronic Co., Ltd. is entitled to a corporate income tax rate of 15% from 2017 in accordance with the “National Key Support for High-Tech Enterprises to Enjoy Preferential Tax Rate” and is entitled to the preferential income tax treatment until 2021.

b.	Income tax benefit recognized in other comprehensive income

For the Three Months Ended September 30			For the Nine Months Ended September 30
	2020	2019	2020	2019
Deferred income tax
Translation of foreign operations	$4,962	$ (42,546)	$ (37,323)	$ (20,007)
Share of other comprehensive loss of associates	19,967	(14,370)	10,416	(23,441)
	24,929	(56,916)	(26,907)	(43,448)
Arising from income and expenses reclassified from equity to profit or loss
On disposal of subsidiaries	-	-	18,793	-
On disposal of associates accounted for equity method	773	369	1,539	1,165
	773	369	20,332	1,165
Total income tax recognized in other comprehensive income	$ 25,702	$ (56,547)	$ (6,575)	$ (42,283)

c.	Income tax assessments

The tax returns of the Company through 2017 have been assessed by the tax authorities.

27.	EARNINGS PER SHARE

Unit: NT$ Per Share

For the Three Months Ended September 30			For the Nine Months Ended September 30
	2020	2019	2020	2019
Basic earnings per share	$0.21	$0.31	$7.70	$1.24
Diluted earnings per share	$0.21	$0.31	$7.68	$1.24

The earnings and weighted average number of ordinary shares outstanding in the computation of earnings per share were as follows:

Net Profit for the Year

For the Three Months Ended September 30			For the Nine Months Ended September 30
	2020	2019	2020	2019
Earnings used in the computation of basic earnings per share	$65,182	$96,258	$ 2,367,779	$386,844
Earnings used in the computation of diluted earnings per share	$65,182	$96,258	$ 2,367,779	$386,844

Weighted Average Number of Ordinary Shares Outstanding

Unit: In Thousand Shares

For the Three Months Ended September 30			For the Nine Months Ended September 30
	2020	2019	2020	2019
Weighted average number of ordinary shares outstanding in computation of basic earnings per share	307,371	312,456	307,371	312,401
Effect of potentially dilutive ordinary shares:
Employees’ compensation	588	465	840	825
Weighted average number of ordinary shares outstanding in computation of dilutive earnings per share	307,959	312,921	308,211	313,226

If the Group settles the bonuses or remuneration paid to employees in cash or shares, the Group will presume that the entire amount of the bonus or remuneration will be settled in shares and the resulting potential shares will be included in the weighted average number of shares outstanding used in the computation of diluted earnings per share, if the effect is dilutive. The dilutive effect of the potential shares is included in the computation of diluted earnings per share until the number of shares to be distributed to employees is resolved in the following year.

28.	SHARE-BASED PAYMENT ARRANGEMENTS Employee Share Option Plan of the Company

The Group did not issue any employee share options during the nine months ended September 30, 2020 and 2019. Information on outstanding employee share options is as follows:

For the Nine Months Ended September 30
	2020	2019
	Number of Options	Weighted- average Exercise Price ($)	Number of Options	Weighted- average Exercise Price ($)
Balance at January 1	-	$-	430	$ 16.7
Options forfeited	-	-	(30)	16.7
Options exercised	-	-	(230)	16.7
Options expired	-	-	(170)	16.7
Balance at September 30	-	-	-	-
Options exercisable, end of period	-	-	-	-

29.	GOVERNMENT GRANTS

For the three months ended September 30, 2019, the government subsidy related to product R&D projects from China was $28,521 thousand. For the nine months ended September 30, 2019 the government subsidy related to product R&D projects from China was $51,374 thousand. These amounts have been deducted from each period of R&D expenses and included in other income items during each period.

30.	DISPOSAL OF SUBSIDIARIES

In order to expedite the approval of the share swap agreement with Diodes from China, the Company’s board of directors held a meeting on January 8, 2020, which approved to sign a share trading contract with Orthosie Investment Holdings Ltd., to dispose all of its 17,464 thousand shares of On-Bright Electronics Incorporated “On-Bright” in stages.

On-Bright’s main business was to provide technical consultancy and services to the design, production and sales of integrated circuit products and new electronic components.

The Group disposed of 9,237 thousand shares of On-Bright Electronics Incorporated on January 14, 2020. At the same time, since the transfer of shares held during the term of office of directors exceeds one-half of the Company’s shares at the time of appointment, the Company Act stipulates that the Group shall be discharged from all seats of the board of directors. The Group lost control to direct the financing and operating decisions.

a.	Analysis of assets and liabilities on the date control was lost

On-Bright Electronics Incorporation and Subsidiaries
Current assets
Cash and cash equivalents	$ 2,491,994
Financial assets at amortized cost - current	1,035,339
Trade receivables	668,283
Inventories	843,093
Other current assets	50,626
Non-current assets
Property, plant and equipment	238,592
Right-of-use assets	151,430
Other intangible assets	20,112
Refundable deposits	1,683
Prepayment for business facilities	8,192
Prepayment for real estate	117,345
Current liabilities
Short-term borrowings	(40,000)
Trade payables	(497,202)
Trade payables to related parties	(31,471)
Other payables	(443,699)
Current tax liabilities	(86,023)
Lease liabilities - current	(51,653)
Other current liabilities	(208,096)
Non-current liabilities
Deferred tax liabilities	(178,002)
Lease liabilities - non-current	(89,523)
Net defined benefit liabilities	(8,316)
Net assets disposed of	$ 3,992,704

b.	Gain on disposals of subsidiaries

		On-Bright Electronics Incorporated and Subsidiaries
Consideration received	$ 2,033,960
Fair value of investment retained in the former subsidiary (remark)	1,830,352	$ 3,864,312
Net assets disposed of	(3,992,704)
Non-controlling interests	2,747,400
Reclassification of other comprehensive income in respect of subsidiaries	(93,967)	(1,339,271)
Gain on disposals		$ 2,525,041

Remark: The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the fair value on initial recognition of financial assets at fair value through profit or loss.

c.	Net cash outflow on disposals of subsidiaries

On-Bright Electronics Incorporation and Subsidiaries
Consideration received in cash and cash equivalents	$ 2,033,960
Less: Cash and cash equivalent balances disposed of	(2,491,994)
$(458,034)

31.	EQUITY TRANSACTIONS WITH NON-CONTROLLING INTERESTS

On August 24, 2020, the Group disposed its 24.22% of interest in Dyna Image Corporation to non-controlling interest, decreasing its continuing interest from 75.92% to 51.70%.

On March 5, 2020, the Group purchased ordinary shares of Lyra Semiconductor Incorporated from non-controlling interests, increasing its continuing interest from 49.92% to 50.01%.

The above transactions were accounted for as equity transactions since the Group did not cease to have control over the subsidiary.

	Dyna Image Corporation	Lyra Semiconductor Incorporated
Consideration received (paid)	$-	$(400)
The proportionate share of the carrying amount of the net assets of the subsidiary transferred to (from) non-controlling interests	13,150	228
Differences recognized from equity transactions	$ 13,150	$(172)

	Dyna Image Corporation	Lyra Semiconductor Incorporated	Total
Line items adjusted for equity transactions
Capital surplus - difference between consideration received or paid and the carrying amount of the subsidiaries’ net assets during actual disposal or acquisition	$ 13,150	$-	$ 13,150
Retained earnings	-	(172)	(172)
	$ 13,150	$(172)	$ 12,978

32.	CAPITAL MANAGEMENT

The Group manages its capital to ensure that entities in the Group will be able to continue as going concerns while maximizing the return to stakeholders through the optimization of the debt and equity balance. The Group’s overall strategy remains unchanged.

The capital structure of the Group consists of net debt (borrowings offset by cash and cash equivalents) and equity attributable to owners of the Company (comprising issued capital, reserves, retained earnings and other equity).

Key management personnel of the Group review the capital structure on a quarterly basis. As part of this review, the key management personnel consider the cost of capital and the risks associated with each class of capital. Based on recommendations of the key management personnel, in order to balance the overall capital structure, the Group may adjust the amount of dividends paid to shareholders, the number of new shares issued or repurchased, and/or the amount of new debt issued or existing debt redeemed.

33.	FINANCIAL INSTRUMENTS

a.	Fair value of financial instruments not measured at fair value:

The management of the Group believes that the carrying amount of financial assets and financial liabilities that are not measured at fair value is expected to be close to their fair value or their fair value cannot be reliably measured.

b.	Fair value of financial instruments that are measured at fair value on a recurring basis:

1)	Fair value hierarchy September 30, 2020

	Level 1	Level 2	Level 3	Total
Financial assets at FVTPL
Derivative instruments	$-	$32,863	$-	$32,863
Investments in equity
Securities listed in ROC - ordinary shares	247,669	-	-	247,669
Unlisted securities - ROC - ordinary shares	-	35,340	-	35,340
	$ 247,669	$68,203	$-	$ 315,872
Financial assets at FVTOCI
Investments in equity instruments at FVTOCI
Unlisted securities - ROC - ordinary shares	$-	$75,452	$-	$75,452
Unlisted securities - foreign - preference shares	-	2,382	-	2,382
	$-	$77,834	$-	$77,834
Financial liabilities at FVTPL
Derivative instruments	$-	$916	$-	$916

December 31, 2019

	Level 1	Level 2	Level 3	Total
Financial assets at FVTPL
Derivative instruments	$-	$16,328	$-	$16,328
Investments in equity
Securities listed in ROC - ordinary shares	291,393	-	-	291,393
Unlisted securities - ROC - ordinary shares	-	45,160	-	45,160
	$ 291,393	$61,488	$-	$ 352,881
Financial assets at FVTOCI
Investments in equity instruments at FVTOCI
Unlisted securities - ROC - ordinary shares	$-	$75,452	$-	$75,452
Unlisted securities - foreign - preference shares	-	2,382	-	2,382
	$-	$77,834	$-	$77,834
Financial liabilities at FVTPL
Derivative instruments	$-	$21,898	$-	$21,898

September 30, 2019

	Level 1	Level 2	Level 3	Total
Financial assets at FVTPL
Derivative instruments	$-	$7,720	$-	$7,720
Investments in equity
Securities listed in ROC - ordinary shares	276,120	-	-	276,120
Unlisted securities - ROC - ordinary shares	-	45,160	-	45,160
	$ 276,120	$52,880	$-	$ 329,000
Financial assets at FVTOCI
Investments in equity instruments at FVTOCI
Unlisted securities - ROC - ordinary shares	$-	$75,452	$-	$75,452
Unlisted securities - foreign - preference shares	-	2,382	-	2,382
	$-	$77,834	$-	$77,834
Financial liabilities at FVTPL
Derivative instruments	$-	$34,139	$-	$34,139

There were no transfers between Levels 1 and 2 in the current and prior periods.

2)	Valuation techniques and inputs applied for the purpose of measuring Level 2 fair value measurement

Financial Instruments	Valuation Techniques and Inputs
Financial assets at FVTPL - foreign exchange forward contracts

Estimation of future cash flows using observable foreign exchange forward rates at the end of year and contract forward rates, discounted at a rate that reflects the credit risk of various counterparties.

Financial assets at FVTPL - currency swaps

Estimation of fair value of a currency swap contract is based on its principal and interest rate on mutual agreement and the suitable discount rate that reflects the credit risk of various counterparties at the end of the reporting period.

FVTPL - domestic unlisted securities	Market approach: Reference to active market price and price multiplier of comparable listed companies, adjusted for liquidity discount.
FVTOCI - domestic and overseas unlisted securities

Asset-based approach: Based on valuation of the underlying balance sheets, accounting for effect of off-balance-sheet assets and liabilities, and adjusted for liquidity discount and minority interest discount.

c.	Categories of financial instruments

	September 30, 2020	December 31, 2019	September 30, 2019
Financial assets
FVTPL
Financial assets mandatorily classified as at FVTPL	$315,872	$352,881	$329,000
Financial assets at amortized cost (1)	4,719,184	8,534,874	8,212,117
Equity investments at FVTOCI	77,834	77,834	77,834
Financial liabilities
FVTPL
Financial liabilities held for trading	916	21,898	34,139
Financial liability at amortized cost (2)	4,163,604	7,663,005	7,404,092

1)

The balances included financial assets measured at amortized cost, which comprise cash and cash equivalents, financial asset measured at amortized cost, notes receivable, trade receivables, other receivables and refundable deposits.

2)

The balances included financial liabilities measured at amortized cost, which comprise short-term and long-term borrowings, short-term bills payable, trade payables, other payables and guarantee deposit received.

d.	Financial risk management objectives and policies

The Group’s major financial instruments include equity investments, trade receivables, trade payables, and borrowings. The Group’s corporate treasury function provides services to the business, coordinates access to domestic and international financial markets, monitors and manages the financial  risks relating to the operations of the Group through internal risk reports which analyze exposures by degree and magnitude of risks. These risks include market risk (including foreign currency risk, interest rate risk and other price risk), credit risk and liquidity risk.

The Group sought to minimize the effects of these risks by using derivative financial instruments to hedge risk exposures. The use of financial derivatives was governed by the Group’s policies approved by the board of directors, which provided written principles on foreign exchange risk, interest rate risk, credit risk, the use of financial derivatives and non-derivative financial instruments, and the investment of excess liquidity. Compliance with policies and exposure limits was reviewed by the internal auditors on a continuous basis. The Group did not enter into or trade financial instruments, including derivative financial instruments, for speculative purposes.

The corporate treasury function reports quarterly to the Company’s board of directors.

1)	Market risk

The Group’s activities exposed it primarily to the financial risks of changes in foreign currency exchange rates (see (a) below) and interest rates (see (b) below). The Group entered into a variety of derivative financial instruments to manage its exposure to foreign currency risk, including foreign exchange forward contracts and currency swap contracts to hedge the exchange rate risk arising on the exports.

There were no changes to the Group’s exposure to market risks or the manner in which these risks were managed and measured.

a)	Foreign currency risk

Several subsidiaries of the Company have foreign currency denominated sales and purchases, which expose the Group to foreign currency risk. Exchange rate exposures are managed within approved policy parameters utilizing foreign exchange forward contracts.

The carrying amounts of the Group’s foreign currency denominated monetary assets and monetary liabilities (including those eliminated on consolidation) and of the derivatives exposed to foreign currency risk at the end of the reporting period are set out in Notes 7 and 38.

Sensitivity analysis

The Group was mainly exposed to the Currency U.S. dollar.

The following table details the Group’s sensitivity to a 5% increase and decrease in the New Taiwan dollar (i.e., the functional currency) against the relevant foreign currencies. The sensitivity rate used when reporting foreign currency risk internally to key management personnel and representing management’s assessment of the reasonably possible change in foreign exchange rates is 5%. The sensitivity analysis included only outstanding foreign currency denominated monetary items and foreign exchange forward contracts exposed and adjusts their translation at the end of the reporting period for a 5% change in foreign currency rates. A positive number below indicates an increase in pre-tax profit and other equity associated with the New Taiwan dollar strengthening 5% against the relevant currency. For a 5% weakening of the New Taiwan dollar against the relevant currency, there would be an equal and opposite impact on pre-tax profit and other equity, and the balances below would be negative.

USD Impact
For the Nine Months Ended September 30
	2020	2019
Profit or loss	$ (14,256)	$9,211

This was mainly attributable to the exposure on outstanding receivables and payables in foreign currency which were not hedged at the end of the reporting period.

b)	Interest rate risk

The Group is exposed to interest rate risk because entities in the Group borrow funds at both fixed and floating interest rates. The risk is managed by the Group by maintaining an appropriate mix of fixed and floating rate borrowings. Hedging activities are evaluated regularly to align with interest rate views and defined risk appetite ensuring the most cost-effective hedging strategies are applied.

The carrying amounts of the Group’s financial assets and financial liabilities with exposure to interest rates at the end of the reporting period were as follows:

	September 30, 2020	December 31, 2019	September 30, 2019
Fair value interest rate risk
Financial assets	$ 2,260,821	$ 3,914,985	$ 4,000,624
Financial liabilities	2,299,682	3,113,679	3,422,741
Cash flow interest rate risk
Financial assets	1,019,781	2,565,326	2,013,398
Financial liabilities	-	2,500,000	2,500,000

Sensitivity analysis

The sensitivity analysis below was determined based on the Group’s exposure to interest rates for both derivative and non-derivative instruments at the end of the reporting period. For floating rate liabilities, the analysis was prepared assuming the amount of each liability outstanding at the end of the reporting period was outstanding for the whole year. A 50-basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates had been 50 basis points higher/lower and all other variables were held constant, the Group’s pre-tax profit for the nine months ended September 30, 2020 and 2019 would increase/decrease by $3,824 thousand and decrease/increase by $1,825 thousand, respectively, which was mainly attributable to the Group’s exposure to interest rates on its variable-rate bank borrowings and bank deposit.

c)	Other price risk

The Group was exposed to equity price risk through its investments in listed equity securities. Equity investments are held for strategic rather than for trading purposes. The Group does not actively trade these investments. The Group’s equity price risk is mainly concentrated in equity instruments operating in Taiwan Exchange.

Sensitivity analysis

The sensitivity analyses below were determined based on the exposure to equity price risks at the end of the reporting period.

If equity prices had been 15% higher/lower, pre-tax profit for the nine months ended September 30, 2020 would have increased/decreased by $37,150 thousand, as a result of the changes in fair value of financial assets at FVTPL.

If equity prices had been 15% higher/lower, pre-tax profit for the nine months ended September 30, 2019 would have increased/decreased by $41,418 thousand, as a result of the changes in fair value of financial assets at FVTPL.

The Group’s sensitivity to investments in equity securities has not changed significantly from the prior year.

2)	Credit risk

Credit risk refers to the risk that the counterparty will default on its contractual obligations resulting in financial loss to the Group. As at the end of the reporting period, the Group’s maximum exposure to credit risk, which would cause a financial loss to the Group due to the failure of the counterparty to discharge its obligation and due to the financial guarantees provided by the Group, mainly refers to the carrying amount of the respective recognized financial assets as stated in the balance sheets.

The Group transacts with a large number of unrelated customers and, thus, no concentration of credit risk was observed.

The Group’s concentration of credit risk by geographical locations was mainly in China, which accounted for 48%, 66% and 66% of total trade receivables as of September 30, 2020, December

31, 2019 and September 30, 2019, respectively.

3)	Liquidity risk

The Group manages liquidity risk by monitoring and maintaining a level of cash and cash equivalents deemed adequate to finance the Group’s operations and mitigate the effects of fluctuations in cash flows. In addition, management monitors the utilization of bank borrowings and ensures compliance with loan covenants.

The Group relies on bank borrowings as a significant source of liquidity. As of September 30, 2020, December 31, 2019 and September 30, 2019, the Group had available unutilized short-term bank loan facilities set out in (c) below.

a)	Liquidity and interest rate risk tables for non-derivative financial liabilities:

The following table details the Group’s remaining contractual maturity for its non-derivative financial liabilities with agreed-upon repayment periods. The table has been drawn up based on the undiscounted cash flows of financial liabilities from the earliest date on which the  Group can be required to pay. The table included both interest and principal cash flows. Specifically, bank loans with a repayment on demand clause were included in the earliest time band regardless of the probability of the banks choosing to exercise their rights. The maturity dates for other non-derivative financial liabilities were based on the agreed-upon repayment dates.

September 30, 2020

	On Demand or Less than 1 Month	1-3 Months	3 Months to 1 Year	1-5 Years	5+ Years
Non-derivative financial liabilities
Non-interest bearing	$645,611	$737,496	$705,539	$-	$-
Lease liabilities	1,775	3,913	7,037	34,089	190,176
Variable interest rate liabilities	601,565	1,451,934	250,512	-	-
	$ 1,248,951	$ 2,193,343	$963,088	$34,089	$190,176

Additional information about the maturity analysis for lease liabilities

	Less than 1 Year	1-5 Years	5-10 Years	10-15 Years	15-20 Years	20+ Years
Lease liabilities	$ 12,275	$ 34,089	$ 34,508	$ 34,508	$ 34,508	$ 86,652

December 31, 2019

	On Demand or Less than 1 Month	1-3 Months	3 Months to 1 Year	1-5 Years	5+ Years
Non-derivative financial liabilities
Non-interest bearing	$ 1,275,516	$915,087	$458,255	$1,289	$-
Lease liabilities	3,128	16,658	60,920	144,059	242,712
Variable interest rate liabilities	1,345,697	2,695,998	1,550,856	-	-
Fixed interest rate liabilities	79	10,083	30,023	-	-
	$ 2,624,420	$ 3,637,826	$ 2,100,054	$145,348	$242,712

Additional information about the maturity analysis for lease liabilities

	Less than 1 Year	1-5 Years	5-10 Years	10-15 Years	15-20 Years	20+ Years
Lease liabilities	$ 80,706	$ 144,059	$ 53,877	$ 52,458	$ 52,458	$ 83,919

September 30, 2019

	On Demand or Less than 1 Month	1-3 Months	3 Months to 1 Year	1-5 Years	5+ Years
Non-derivative financial liabilities
Non-interest bearing	$978,562	$727,039	$672,189	$-	$-
Lease liabilities	3,223	17,265	60,643	162,409	245,965
Variable interest rate liabilities	1,519,309	1,236,640	257,747	1,264,647	-
Fixed interest rate liabilities	55	10,093	30,096	-	-
	$ 2,501,149	$ 1,991,037	$ 1,020,675	$ 1,427,056	$245,965

Additional information about the maturity analysis for lease liabilities

	Less than 1 Year	1-5 Years	5-10 Years	10-15 Years	15-20 Years	20+ Years
Lease liabilities	$ 81,131	$ 162,409	$ 54,507	$ 52,458	$ 52,458	$ 86,542

The amount included above for variable interest rate instruments for both non-derivative financial assets and liabilities is subject to change if changes in variable interest rates differ  from those estimates of interest rates determined at the end of the reporting period.

b)	Liquidity and interest rate risk table for derivative financial liabilities:

The following table details the Group’s liquidity analysis of its derivative financial instruments. The table is based on the undiscounted contractual net cash inflows and outflows on derivative instruments that settle on a net basis, and the undiscounted gross inflows and outflows on those derivatives that require gross settlement.

September 30, 2020

	On Demand or Less than 1 Month	1-3 Months	Over 3 Months to 1 Year	1-5 Years	5+ Years
Foreign exchange forward contracts
Inflows	$-	$-	$ 292,065	$-	$-
Outflows	-	-	292,981	-	-
	$-	$-	$(916)	$-	$-

December 31, 2019

	On Demand or Less than 1 Month	1-3 Months	Over 3 Months to 1 Year	1-5 Years	5+ Years
Foreign exchange forward contracts
Inflows	$ 118,245	$ 118,494	$59,203	$-	$-
Outflows	119,720	119,720	59,860	-	-
	(1,475)	(1,226)	(657)	-	-
Currency swaps
Inflows	-	359,160	-	-	-
Outflows	-	377,700	-	-	-
	-	(18,540)	-	-	-
	$(1,475)	$ (19,766)	$(657)	$-	$-

September 30, 2019

	On Demand or Less than 1 Month	1-3 Months	Over 3 Months to 1 Year	1-5 Years	5+ Years
Foreign exchange forward contracts
Inflows	$ 209,526	$ 243,169	$ 302,233	$-	$-
Outflows	226,929	247,919	309,899	-	-
	(17,403)	(4,750)	(7,666)	-	-
Currency swaps
Inflows	-	-	371,880	-	-
Outflows	-	-	376,200	-	-
	-	-	(4,320)	-	-
	$ (17,403)	$(4,750)	$ (11,986)	$-	$-

c)	Financing facilities:

	September 30, 2020	December 31, 2019	September 30, 2019
Unsecured bank overdraft facilities, reviewed annually and payable on demand:
Amount used	$ 2,300,000	$ 5,613,786	$ 5,511,003
Amount unused	2,946,184	3,522,603	3,644,982
	$ 5,246,184	$ 9,136,389	$ 9,155,985

34.	TRANSACTIONS WITH RELATED PARTIES

Balances and transactions between the Company and its subsidiaries, which are related parties of the Company, have been eliminated on consolidation and are not disclosed in this note. Besides information disclosed elsewhere in the other notes, details of transactions between the Group and other related parties are disclosed as follows:

a.	Related parties and relationships

Related Parties	Relationships with the Group
Lite-On Technology Corporation	Investor that has significant influence over the Group
Lite-On Integrated Services Inc.	Investee of Lite-On Technology Corporation
Lite-On Technology (Changzhou) Co., Ltd.	Investee of Lite-On Technology Corporation
Lite-On Overseas Trading Co., Ltd.	Investee of Lite-On Technology Corporation
Lite-On Singapore Pte. Ltd.	Investee of Lite-On Technology Corporation
Silitech Technology Corporation	Investee of Lite-On Technology Corporation
Lite-On Electronics (Thailand) Co., Ltd.	Investee of Lite-On Technology Corporation
Lite-On Japan Ltd.	Associate (changed into an investee of Lite-On Technology Corporation from July 26, 2019)
Lite-On Japan (HK) Ltd.	Associate (changed into an investee of Lite-On Technology Corporation from July 26, 2019)
Lite-On Japan (Thailand) Co., Ltd.	Associate (changed into an investee of Lite-On Technology Corporation from July 26, 2019)
L&K Industries Philippines Inc.	Associate (changed into an investee of Lite-On Technology Corporation from July 26, 2019)
Diodes, Inc.	Associate
Diodes Hong Kong Ltd.	Associate
Shanghai Kaihong Electronic Co., Ltd.	Associate
Shanghai Kaihong Electronic Technology Co., Ltd.	Associate
Diodes Technology (Cheng Du) Company Limited	Associate
Diodes Taiwan S.A R.L., Taiwan Branch (Luxembourg)	Associate
Dyna Image Corporation	Associate (changed into subsidiary from November 2019)
Inergy Technology Inc.	Related party in substance
Silport Travel Service Co., Ltd.	Related party in substance
Dyna Image Corporation Philippines	Related party in substance
Lite-On Cultural Foundation	Related party in substance
Actron Technology Corporation	Related party in substance
On Bright Electronics (Shanghai) Co., Ltd.	Subsidiary (changed into related party in substance from January 2020 and changed into non-related party from June 2020)
On-Brilliant Electronics (Hong Kong) Co., Ltd.	Subsidiary (changed into related party in substance from January 2020 and changed into non-related party from June 2020)
Guangzhou On-Bright Electronic Co., Ltd.	Subsidiary (changed into related party in substance from January 2020 and changed into non-related party from June 2020)

b.	Sales of goods

	Related Parties	For the Three Months Ended September 30		For the Nine Months Ended September 30
Line Item	Categories	2020	2019	2020	2019
Sales	Associates	$89,642	$123,721	$295,801	$615,077
	Investors that have significant influence over the Group	315,554	310,700	794,548	655,482
	Related party in substance	-	-	35,465	-
		$405,196	$434,421	$ 1,125,814	$ 1,270,559

The terms of the transactions of the Group and related parties were agreed upon by both parties.

c.	Purchases of goods

For the Three Months Ended September 30			For the Nine Months Ended September 30
Related Parties Categories	2020	2019	2020	2019
Associates	$4,898	$44,746	$11,130	$ 222,418
Investors that have significant influence over the Group	97,021	79,425	233,187	79,425
	$ 101,919	$ 124,171	$ 244,317	$ 301,843

The terms of the transactions of the Group and related parties were agreed upon by both parties.

d.	Receivables from related parties (excluding loans to related parties)

Line Item	Related Parties Categories	September 30, 2020	December 31, 2019	September 30, 2019
Trade receivables	Investors that have significant influence over the Group
	Lite-On Overseas Trading Co., Ltd.	$ 197,248	$ 209,993	$ 271,199
	Others	81,521	140,398	133,541
		278,769	350,391	404,740
	Associates	58,591	64,299	60,758
		$ 337,360	$ 414,690	$ 465,498

Line Item	Related Parties Categories	September 30, 2020	December 31, 2019	September 30, 2019
Other receivables	Associates
from related	Dyna Image Corporation	$-	$-	$30,764
parties	Others	6,899	-	-
	Investors that have significant influence over the Group	6,899	-	30,764
	L&K Industries Philippines Inc.	50,432	47,831	31,528
		$57,331	$47,831	$62,292

The outstanding trade receivables from related parties are unsecured. No allowance for doubtful accounts was recognized for trade receivables from related parties for the nine months ended September 30, 2020 and 2019.

e.	Payables to related parties

Line Item	Related Parties Categories	September 30, 2020	December 31, 2019	September 30, 2019
Trade payables	Associates	$4,811	$5,498	$10,419
to related parties	Investors that have significant influence over the Group	74,993	102,277	91,988
		$79,804	$ 107,775	$ 102,407
Other payables to related parties	Investors that have significant influence over the Group	$1,663	$1,949	$2,494
	Associates	17	426	-
	Related party in substance	-	-	134
		$1,680	$2,375	$2,628

The outstanding trade payables from related parties are unsecured.

f.	Lease arrangements - Group as lessee

Line Item	Related Parties Categories	September 30, 2020	December 31, 2019	September 30, 2019
Lease liabilities	Investors that have significant influence over the Group	$2,181	$8,666	$10,807

For the Three Months Ended September 30			For the Nine Months Ended September 30
Related Parties Categories	2020	2019	2020	2019
Interest expense
Investors that have significant influence over the Group	$16	$54	$78	$193

g.	Lease arrangements - Group as lessor

Investors that have significant influence over the Group leased the Group’s investment property located in Hsinchu Science Park. The lease period was from January 2017 to December 2021. Lease payments are paid on a monthly basis. As of September 30, 2020, December 31, 2019 and September 30, 2019, the gross lease payments to be received are $30,000 thousand, $48,000 thousand and $54,000 thousand, respectively. Lease income recognized for the nine months ended September 30, 2020 and 2019 were

$18,000 thousand.

The associate, which was transferred to subsidiary since November 2019, of the Group rented property, plant and equipment located in Hsinchu Science Park. The lease period started from January 2015. Lease payments are paid on a monthly basis. For three months ended September 30, 2019, lease income recognized was $66 thousand. For nine months ended September 30, 2019, lease income recognized was $198 thousand.

h.	Compensation of key management personnel

For the Three Months Ended September 30			For the Nine Months Ended September 30
	2020	2019	2020	2019
Short-term employee benefits	$9,668	$33,667	$38,138	$ 101,929
Post-employment benefits	210	337	658	1,009
	$9,878	$34,004	$38,796	$ 102,938

The remuneration of directors and key executives was determined by the remuneration committee having regard to the performance of individuals and market trends.

35.	ASSETS PLEDGED AS COLLATERAL OR FOR SECURITY

The following assets were provided as collateral for letter of bank guarantee, the tariffs of imported raw materials guarantees and the joint guarantees of rental of land from Hsinchu Science Park:

	September 30, 2020	December 31, 2019	September 30, 2019
Pledged time deposits (classified as financial assets at amortized cost)	$200	$4,146	$ 13,706

36.	SIGNIFICANT CONTINGENT LIABILITIES AND UNRECOGNIZED COMMITMENTS

In addition to those disclosed in other notes, significant commitments and contingencies of the Group as of September 30, 2020, December 31, 2019 and September 30, 2019 were as follows:

a.	The Group signed sales commission contracts with P&A Korea and Jay Tronics Inc. Sales commission is paid within 5% of sales price.

b.	Unrecognized commitments were as follows:

	September 30, 2020	December 31, 2019	September 30, 2019
Acquisition of property, plant and equipment	$76,305	$ 336,266	$ 351,979

37.	OTHER ITEMS

Due to the impact of the COVID-19 pandemic, many countries started the epidemic prevention measures which forced the Group to manage the marketing strategy in mainland China. Although the domestic epidemic situation has slowed down and the government's policies have been loosened, many countries are still under lockdown measures, and the global economic situation continues to tighten. To respond to this situation, the Group keeps in contact with its customers and manufacturers and improves health management of the employees. The Group also disposed all shares of On-Bright Electronics Incorporated for cash which can be used for operating costs and other expenses in order to mitigate the impact of the COVID-19 pandemic.

38.	SIGNIFICANT ASSETS AND LIABILITIES DENOMINATED IN FOREIGN CURRENCIES

The following information was aggregated by the foreign currencies other than functional currencies of the entities in the Group and the exchange rates between foreign currencies and respective functional currencies were disclosed. The significant assets and liabilities denominated in foreign currencies were as follows:

September 30, 2020

	Foreign Currencies	Exchange Rate	Carrying Amount
Financial assets
Monetary items
USD	$69,261	29.05 (USD:NTD)	$ 2,012,037
USD	66,681	6.8101 (USD:RMB)	1,937,075
			$ 3,949,112
Non-monetary items
Investments accounted for using the equity method
USD	179,034	29.05 (USD:NTD)	$ 5,200,947

(Continued)

	Foreign Currencies	Exchange Rate	Carrying Amount
Financial liabilities
Monetary items
USD	$71,611	29.05 (USD:NTD)	$ 2,080,311
USD	24,051	6.8101 (USD:RMB)	698,689
			$ 2,779,000

(Concluded)

December 31, 2019

	Foreign Currencies	Exchange Rate	Carrying Amount
Financial assets
Monetary items
USD	$57,050	29.93 (USD:NTD)	$ 1,707,515
USD	79,344	6.9762 (USD:RMB)	2,374,773
			$ 4,082,288
Non-monetary items
Investments accounted for using the equity method
USD	167,790	29.93 (USD:NTD)	$ 5,021,951
Financial liabilities
Monetary items
USD	69,859	29.93 (USD:NTD)	$ 2,090,886
USD	32,108	6.9762 (USD:RMB)	960,994
			$ 3,051,880

September 30, 2019

	Foreign Currencies	Exchange Rate	Carrying Amount
Financial assets
Monetary items
USD	$58,788	30.99 (USD:NTD)	$ 1,821,840
USD	74,714	7.0729 (USD:RMB)	2,315,379
			$ 4,137,219

(Continued)

	Foreign Currencies	Exchange Rate	Carrying Amount
Non-monetary items
Investments accounted for using the equity method
USD	$156,776	30.99 (USD:NTD)	$ 4,858,488
Financial liabilities
Monetary items
USD	76,144	30.99 (USD:NTD)	$ 2,359,709
USD	32,356	7.0729 (USD:RMB)	1,002,708
			$ 3,362,417

(Concluded)

The Group is mainly exposed to USD. The following information was aggregated by the functional currencies of the entities in the Group, and the exchange rates between respective functional currencies and the presentation currency were disclosed. The significant realized and unrealized foreign exchange gains (losses) were as follows:

For the Three Months Ended September 30
	2020		2019
Foreign Currencies	Exchange Rate	Net Foreign Exchange Gains (Losses)	Exchange Rate	Net Foreign Exchange Gains (Losses)
USD	29.400 (USD:NTD)	$-	31.197 (USD:NTD)	$(193)
NTD	1 (NTD:NTD)	5,600	1 (NTD:NTD)	14,232
RMB	4.2489 (RMB:NTD)	(45,298)	4.462 (RMB:NTD)	22,835
		$ (39,698)		$ 36,874

For the Nine Months Ended September 30
	2020		2019
Foreign Currencies	Exchange Rate	Net Foreign Exchange Gains (Losses)	Exchange Rate	Net Foreign Exchange Gains (Losses)
USD	29.817 (USD:NTD)	$-	31.054 (USD:NTD)	$(646)
NTD	1 (NTD:NTD)	15,596	1 (NTD:NTD)	22,004
RMB	4.2641 (RMB:NTD)	(31,648)	4.5327 (RMB:NTD)	15,390
		$ (16,052)		$ 36,748

39.	SEPARATELY DISCLOSED ITEMS

a.	Information on significant transactions and information on investees:

1)	Financing provided: None.

2)	Endorsement/guarantee provided: None.

3)	Marketable securities held: See Table 1 below.

4)	Marketable securities acquired and disposed of at costs or prices of at least $300 million or 20% of the paid-in capital: See Table 2 below.

5)	Acquisition of individual real estate properties at costs of at least $300 million or 20% of the paid-in capital: None.

6)	Disposal of individual real estate properties at prices of at least $300 million or 20% of the paid-in capital: None

7)	Total purchases from or sales to related parties of amounting to at least $100 million or 20% of the paid-in capital: See Table 3 below.

8)	Receivables from related parties amounting to at least $100 million or 20% of the paid-in capital: See Table 4 below.

9)	Trading in derivative instruments: See Note 7 to the financial statements.

10)	Intercompany relationships and significant intercompany transactions: See Table 5 below.

11)	Information on investees: See Table 6 below.

b.	Information on investments in mainland China:

1)

Information on any investee company in mainland China, showing the name, principal business activities, paid-in capital, method of investment, inward and outward remittance of funds, ownership percentage, net income of investees, investment income or loss, carrying amount of the investment at the end of the period, repatriations of investment income, and limit on the amount of investment in the mainland China area: See Table 7 below.

2)

Any of the following significant transactions with investee companies in mainland China, either directly or indirectly through a third party, and their prices, payment terms, and unrealized gains or losses: See Table 8 below.

a)	The amount and percentage of purchases and the balance and percentage of the related payables at the end of the period

b)	The amount and percentage of sales and the balance and percentage of the related receivables at the end of the period

c)	The amount of property transactions and the amount of the resultant gains or losses

d)	The balance of negotiable instrument endorsements or guarantees or pledges of collateral at the end of the period and the purposes

e)	The highest balance, the end of period balance, the interest rate range, and total current period interest with respect to financing of funds

f)	Other transactions that have a material effect on the profit or loss for the year or on the financial position, such as the rendering or receipt of services

c.

Information of major shareholders: List all shareholders with ownership of 5% or greater showing the name of the shareholder, the number of shares owned, and percentage of ownership of each shareholder (Table 9)

40.	SEGMENT INFORMATION

Information reported to the chief operating decision maker for the purpose of resource allocation and assessment of segment performance focuses on the types of goods or services delivered or provided. Specifically, the Group’s reportable segments under IFRS 8 “Operating Segments” were as follows:

—	CMOS Imaging Sensor segment

—	Power Semiconductor segment

—	Wafer Foundry segment

—	IC Products segment

a.	Segment revenue and results

The following was an analysis of the Group’s revenue and results from continuing operations by reportable segments:

Segment income		Segment Profit	
	For the Nine Months Ended September 30		For the Nine Months Ended September 30,	
	2020	2019	2020	2019
CMOS Imaging Sensor segment	$ 825,946	$ 898,329	$ 70,004	$ 76,483
Power Semiconductor segment	3,688,848	3,856,434	8,940	994
Wafer Foundry segment	572,295	509,640	(287,974)	(222,694)
IC Products segment	86,868	3,386,095	(67,320)	422,881
Revenue from external customers	5,173,957	8,650,498	(276,350)	277,664
Inter-segment revenue and gain or loss	(275,783)	(276,515)	62,658	27,300
Income from continuing operation	$ 4,898,174	$ 8,373,983	$ (213,692)	$ 304,964
Interest income			36,270	112,830
Other income			66,336	85,458
Other gains or losses			2,427,865	(53,267)
Financial costs			(38,206)	(75,860)
Share of profit of associates accounted for using the equity method			306,286	504,523
Profit before tax			$ 2,584,859	$ 878,648

Segment profit represented the profit before tax earned by each segment without other income, other gain or loss, finance costs and share of profit of associates accounted for using the equity method. This was the measure reported to the chief operating decision maker for the purpose of resource allocation and assessment of segment performance.

b.	Segment total assets and liabilities

The Group did not provide its assets and liabilities’ measurement to the chief operating decision makers and, therefore, no measurement amount should be disclosed.

TABLE 1

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

MARKETABLE SECURITIES HELD SEPTEMBER 30, 2020

(In Thousands of New Taiwan Dollars, In Thousands of Foreign Currencies and In Thousands of Shares)

Held Company Name	Type and Name of Marketable Securities	Relationship with the Held Company	Financial Statement Account	September 30, 2020				Note
				Share/Units (In Thousands)	Carrying Value	Percentage of Ownership (%)	Fair Value
Lite-On Semiconductor Corporation	Ordinary shares							Note 1
	Actron Technology Corporation	Lite-On Semiconductor Corporation is the director of Actron Technology Corporation.	Financial assets - FVTPL	2,995	$247,669	3.27	$247,669
	Inergy Technology Inc.	Lite-On Semiconductor Corporation is the director of Inergy Technology Inc.	Financial assets - FVTPL	3,380	35,340	8.32	35,340
	Global Strategic Investment Inc.	N/A	Financial assets - FVTOCI	147	-	0.75	-
	Single Chip Systems Corp.	N/A	Financial assets - FVTOCI	342	-	1.26	-
	WK Technology Fund Ⅳ	N/A	Financial assets - FVTOCI	161	843	0.38	843
	Coremate Technical Co., Ltd.	N/A	Financial assets - FVTOCI	812	-	2.71	-
	Luzhu Development Co., Ltd.	N/A	Financial assets - FVTOCI	8,768	74,609	4.05	74,609
	Newport Imagine Co., Ltd.	N/A	Financial assets - FVTOCI	212	-	1.46	-
	Global Strategic Investment Inc. (Samoa)	N/A	Financial assets - FVTOCI	261	2,382	0.74	2,382

Note 1: Market price was calculated using closing price on September 30, 2020.

Note 2: Refer to Table 6 for information for subsidiaries and associates.

TABLE 2

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

MARKETABLE SECURITIES ACQUIRED AND DISPOSED OF AT COSTS OR PRICES OF AT LEAST NT$300 MILLION OR 20% OF THE PAID-IN CAPITAL FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(In Thousands of New Taiwan Dollars, In Thousands of Foreign Currencies and In Thousands of Shares)

Company Name	Type and Name of Marketable Securities	Financial Statement Account	Counterparty	Nature of Relationship	Beginning Balance		Acquisition		Disposal				Ending Balance
					Shares/Units (In Thousands)	Amount	Shares/Units (In Thousands)	Amount	Shares/Units (In Thousands)	Amount	Carrying Amount	Gain (Loss) on Disposal	Shares/Units (In Thousands)	Amount
Shanghai Seefull Electronic Co., Ltd.	Guaranteed income deposit (Note 2)	Financial assets at amortized cost - current	Shanghai Commercial and Savings Bank	Note 1	-	$372,427 (RMB 85,000)	-	$-	-	$375,623 (RMB 85,729)	$372,427 (RMB 85,000)	$3,196 (RMB729)	-	$-
Lite-on Semiconductor Corporation	On-Bright Electronic Incorporated	Investment accounted for using the equity method and financial assets at FVTPL	Orthosie Investment Holdings Ltd.	Note 3	17,464	1,339,271	-	-	17,464	3,920,333	2,551,109	1,369,224	-	-

Note 1:The counterparty is a financial institution and non-related party.

Note 2:Asset items are exchanged using an exchange rate of RMB1=$4.2657 as of September 30, 2020. Profit or loss items are exchanged using an exchange rate of RMB1=$4.2641 throughout January 1, 2020 to September 30, 2020.

Note 3:The counterparty is an international private equity and non-related party.

TABLE 3

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

TOTAL PURCHASES FROM OR SALES TO RELATED PARTIES AMOUNTING TO AT LEAST NT$100 MILLION OR 20% OF THE PAID-IN CAPITAL FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(In Thousands of New Taiwan Dollars and In Thousands of Foreign Currencies)

Company Name	Related Party	Nature of Relationship	Transaction Details				Abnormal Transaction		Notes/Accounts (Payable) or Receivable		Note
			Purchase/ Sale	Amount	% of Total	Payment Terms	Unit Price	Payment Terms	Ending Balance	% to Total
Lite-On Semiconductor Corporation	Lite-On Overseas Trading Co., Ltd.	Investee of Lite-On Technology Corporation	Sales	$415,727	9	Settled monthly (145 days)	No significant difference	No significant difference	$197,258	15
	LITE-ON JAPAN LTD.	Investee of Lite-On Technology Corporation	Sales	174,555	4	Settled monthly (60 days)	No significant difference	No significant difference	32,515	2
	LITE-ON JAPAN LTD (HK)	Investee of Lite-On Japan LTD.	Sales	122,635	3	Settled monthly (60 days)	No significant difference	No significant difference	16,454	1
	L&K INDUSTRIES PHILIPPINES INC	Investee of Lite-On Japan LTD.	Sales	138,650	3	Settled monthly (60 days)	No significant difference	No significant difference	37,463	2
	Lite-On Semiconductor (Wuxi) Co., Ltd.	Second-tier subsidiary	Purchase	506,991	12	Settled monthly (60 days)	Cost markup	No significant difference	(758,521)	(36)	Note 1
	Shanghai Seefull Electronic Co., Ltd.	Second-tier subsidiary	Purchase	1,059,868	25	Settled monthly (60 days)	Cost markup	No significant difference	(509,641)	(24)	Note 1
	Lite-On Microelectronics (Wuxi) Co., Ltd.	Second-tier subsidiary	Purchase	1,534,476	36	Settled monthly (60 days)	Cost markup	No significant difference	(352,612)	(17)	Note 1
Shanghai Seefull Electronic Co., Ltd.	Lite-On Semiconductor Corporation	Parent company	Sales	US$35,355	70	Settled monthly (60 days)	Cost markup	No significant difference	US$17,544	75	Note 1
	Lite-On Semiconductor Corporation	Parent company	Purchase	US$7,537	17	Settled monthly (60 days)	Cost markup	No significant difference	US$(2,607)	(22)	Note 1
Lite-On Semiconductor (Wuxi) Co., Ltd.	Lite-On Semiconductor Corporation	Parent company	Sales	US$16,980	61	Settled monthly (60 days)	Cost markup	No significant difference	US$12,127	82	Note 1
	Shanghai Seefull Electronic Co., Ltd.	Second-tier subsidiary	Sales	RMB 29,190	15	Settled monthly (60 days)	Cost markup	No significant difference	RMB 13,275	13	Note 1
Lite-On Microelectronics (Wuxi) Co., Ltd.	Lite-On Semiconductor Corporation	Parent company	Sales	US$51,383	94	Settled monthly (60 days)	Cost markup	No significant difference	US$26,111	96	Note 1

Note: All intercompany sales and purchases were eliminated upon consolidation.

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECEIVABLES FROM RELATED PARTIES AMOUNTING TO AT LEAST NT$100 MILLION OR 20% OF THE PAID-IN CAPITAL SEPTEMBER 30, 2020

(In Thousands of New Taiwan Dollars and In Thousands of Foreign Currencies)TABLE 4

Company Name	Related Party	Nature of Relationship	Receivables from Related Parties			Turnover Rate	Overdue			Amounts Received in Subsequent Period		Allowance for Bad Debts
			Financial Statement Account	Ending Balance of Trade Receivables			Amount		Action Taken
Lite-On Semiconductor Corporation	Lite-On Overseas Trading Co., Ltd.	Investee of Lite-On Technology Corporation	Accounts receivable	$197,258		2.72	$-		-	$50,430		$-
Shanghai Seefull Electronic Co., Ltd.	Lite-On Semiconductor Corporation (Note)	Parent company	Accounts receivable	US$	17,544	2.84	US$	4,613	Collected portion after reporting period and actively collected the rest	US$	4,000	-
Lite-On Semiconductor (Wuxi) Co., Ltd.	Lite-On Semiconductor Corporation (Note)	Parent company	Accounts receivable	US$	12,127	1.79	US$	5,322	Collected portion after reporting period and actively collected the rest	US$	963	-
Lite-On Microelectronics (Wuxi) Co., Ltd.	Lite-On Semiconductor Corporation (Note)	Parent company	Accounts receivable	US$	26,111	2.73	US$	5,348	Collected after reporting period	US$	5,830	-

Note: All intercompany receivables were eliminated upon consolidation.

TABLE 5

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

INTERCOMPANY RELATIONSHIPS AND SIGNIFICANT INTERCOMPANY TRANSACTIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(In Thousands of New Taiwan Dollars)

No. (Note 1)	Company Name	Counterparty	Nature of Relationship (Note 2)	Intercompany Transaction
				Financial Statement Item	Amount	Terms	% of Consolidated Net Revenue or Total Assets (Note 3)
0	Lite-On Semiconductor Corporation	Shanghai Seefull Electronic Co., Ltd.	a	Other receivables	$77,160	Settled monthly (60 days)	0.48
		Shanghai Seefull Electronic Co., Ltd.	a	Accounts payable	509,641	Settled monthly (60 days)	3.18
		Shanghai Seefull Electronic Co., Ltd.	a	Purchase	1,059,868	Settled monthly (60 days)	21.64
		Shanghai Seefull Electronic Co., Ltd.	a	Other revenue	224,957	Settled monthly (60 days)	4.59
		Lite-On Microelectronics (Wuxi) Co., Ltd.	a	Other receivables	94,546	Settled monthly (60 days)	0.59
		Lite-On Microelectronics (Wuxi) Co., Ltd.	a	Accounts payable	352,612	Settled monthly (60 days)	2.20
		Lite-On Microelectronics (Wuxi) Co., Ltd.	a	Purchase	1,534,476	Settled monthly (60 days)	31.33
		Lite-On Microelectronics (Wuxi) Co., Ltd.	a	Other revenue	246,848	Settled monthly (60 days)	5.04
		Lite-On Semiconductor (Wuxi) Co., Ltd.	a	Accounts payable	758,521	Settled monthly (60 days)	4.73
		Lite-On Semiconductor (Wuxi) Co., Ltd.	a	Purchase	506,991	Settled monthly (60 days)	10.35
1	Shanghai Seefull Electronic Co., Ltd.	Lite-On Semiconductor (Wuxi) Co., Ltd.	c	Other payable	56,628	Settled monthly (60 days)	0.35
		Lite-On Semiconductor (Wuxi) Co., Ltd.	c	Manufacturing expense	124,468	Settled monthly (60 days)	2.54
		Lite-On Microelectronics (Wuxi) Co., Ltd.	c	Accounts receivable	173,483	Settled monthly (60 days)	1.08
		Lite-On Microelectronics (Wuxi) Co., Ltd.	c	Accounts payable	40,051	Settled monthly (60 days)	0.25
		Lite-On Microelectronics (Wuxi) Co., Ltd.	c	Purchase	85,650	Settled monthly (60 days)	1.75
		Lite-On Microelectronics (Wuxi) Co., Ltd.	c	Sales revenue	394,367	Settled monthly (60 days)	8.05

Note 1: The parent company and its subsidiaries are coded as follows:

a.The parent company is coded “0”.

b.The subsidiaries are coded consecutively beginning from “1” in the order presented in the table above.

Note 2: Nature of relationship is as follows:

a.From the parent company to its subsidiary.

b.From a subsidiary to its parent company.

c.Between subsidiaries.

Note 3:  The percentage calculation is based on the consolidated total operating revenues or total assets. For balance sheet items, each item’s period-end balance is shown as a percentage to consolidated total assets at September 30, 2020. For   profit or loss items, cumulative amounts are shown as a percentage to consolidated total operating revenues for the nine months ended September 30, 2020.

Note 4: The intercompany transactions were eliminated upon consolidation.

TABLE 6

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NAMES, LOCATIONS, AND RELATED INFORMATION OF INVESTEES OVER WHICH THE PARENT COMPANY EXERCISES SIGNIFICANT INFLUENCE FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(In Thousands of New Taiwan Dollars, In Thousands of Foreign Currencies and In Thousands of Shares)

Investor Company	Investee Company	Location	Main Businesses and Products	Original Investment Amount				Balance as of September 30, 2020				Net Income (Losses) of the Investee		Share of Profits/Losses of Investee	Note
				September 30, 2020		December 31, 2019		Shares (In Thousands)	Percentage of Ownership (%)	Carrying Value
Lite-On Semiconductor Corporation	On-Bright Electronics Incorporated (Note 4)	British Cayman Islands	Investment	$-		$286,160		-	-	$-		$-		-	Note 4
	Dyna Image Corporation Philippines	Philippines	Image sensor manufacturing	519,527		519,527		79,595	100.00	-		-		-	Note 3
	Dyna International Holding Co., Ltd. (Note 2)	British Virgin Islands	Investment	3,443,894		3,443,894		108,673	100.00	5,698,091		142,722		101,167	Subsidiary
	Smart Power Holding Group Co., Ltd. (Note 2)	British Virgin Islands	Investment	78,366		78,366		50	100.00	-		-		-	Subsidiary
	Lyra Semiconductor Incorporated (Note 2)	Hsinchu, Taiwan	Manufacturing and trading semiconductor parts	122,640		204,000		12,264	50.01	19,066		(40,859)		(20,426)	Subsidiary
	Diodes, Inc.	USA	Manufacturing of diode bridge rectifier and related components	77,237		77,237		7,766	14.95	5,082,303		2,034,043		306,286	Associate
	Dynacard Co., Ltd.	Taipei City, Taiwan	Sales, R&D and technology transfer of IC cards and manufacturing of electronic components	-		41,298		-	-	-		-		-	Note 5
	Dyna Image Corporation (Note 2)	New Taipei City, Taiwan	Trading photoelectric products	8,340		61,229		1,922	51.70	(28,283)		(118)		7	Subsidiary
Dyna International Holding Co., Ltd.	Dyna International Co., Ltd. (Note 2)	British Virgin Islands	Investment and trading	US$	112,338	US$	112,338	112,338	100.00	US$	198,092	US$	4,815	Not applicable	Second-tier subsidiary
On-Bright Electronics Incorporated	On-Bright Electronics (Hong Kong) Co., Limited. (Note 4)	Hong Kong	Investment	-		US$	4,900	-	-	-		-		-	-
	On-Brilliant Electronics (Hong Kong) Co., Limited. (Note 4)	Hong Kong	Investment	-		US$	6,700	-	-	-		-		-	-
Dyna International Co., Ltd.	Lite-On Semiconductor (HK) Limited (Note 2)	Hong Kong	Investment	US$	114,423	US$	114,423	110,975	100.00	US$	197,995	US$	4,815	Not applicable	Third-tier subsidiary
Lite-On Semiconductor (HK) Limited	WBG PowerSystems (Cayman) Co., Ltd. (Note 2)	British Cayman Islands	Investment	US$	975	US$	975	975	65.00	US$	396	US$	(355)	Not applicable	Fourth-tier subsidiary
WBG PowerSystems (Cayman) Co., Ltd.	WBG PowerSystems (HK) Co., Ltd (Note 2)	Hong Kong	Investment	US$	1,440	US$	1,440	1,440	100.00	US$	568	US$	(543)	Not applicable	Fifth-tier subsidiary
On-Brilliant Electronics (Hong Kong) Co., Limited.	Taiwan On-Bright Electronics Incorporated (Note 2)	New Taipei City, Taiwan	Electronic components manufacturing, product design and international trade, all business items that are not prohibited or restricted by law, except those that are subject to special approval	-		200,000		-	-	-		-		-	-
Taiwan On-Bright Electronics Incorporated	SyncMos Technologies International, Inc. (Note 2)	Hsinchu, Taiwan	Design of integrated circuit, wholesale of electronic materials and retail business	-		193,672		-	-	-		-		-	-

Note 1:Refer to Table 8 for information on investments in mainland China.

Note 2:Eliminated upon consolidation.

Note 3:Dyna Image Corporation Philippines’ board of directors resolved to dissolute its company, and stipulated March 30, 2018, as dissolution base date. The Group lost its control of the subsidiary on the dissolution base date. The company did not complete its liquidation procedures until September 30, 2020.

Note 4:The Company disposed 9,237 thousand shares of On-Bright Electronics Incorporated on January 14, 2020. At the same time, since the transfer of shares held during the term of office of directors exceeds one-half of the Company’s shares at the time of appointment, the Company Act stipulates that the Company shall be discharged from all seats of the board of directors. The Company lost control to direct the financing and operating decisions and ceased to include On-Bright Electronics Incorporated in the consolidated financial statements since the date of loss of control.

Note 5:The Group held a 12.23% interest in Dynacard Co., Ltd. and accounted for the investment using the equity method. The Group disposed 4.91% of its interest and had no significant influence over Dynacard Co., Ltd. on September 2020.

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

INFORMATION ON INVESTMENT IN MAINLAND CHINA FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(In Thousands of New Taiwan Dollars, In Thousands of Foreign Currencies and In Thousands of Shares)TABLE 7

Investee Company	Main Businesses and Products	Total Amount of Paid-in Capital (Note 2)	Method of Investment	Accumulated Outflow of Investment from Taiwan as of January 1, 2020	Investment of Flows		Accumulated Outflow of Investment from Taiwan as of September 30, 2020	Net Income (Losses) of the Investee Company (Note 2)	Percentage of Ownership	Share of Profits/Losses (Note 2)	Carrying Amount as of September 30, 2020 (Note 2)	Accumulated Inward Remittance of Earnings as of September 30, 2020
					Outflow	Inflow
Shanghai Seefull Electronic Co., Ltd.	Manufacturing of diodes and bridge rectifier	US$ 26,000	Note 1	$804,046	$-	$-	$804,046	$49,050	100.00	$49,050	$ 2,319,164	$908,163
Lite-On Semiconductor (Wuxi) Co., Ltd.	Manufacturing and sale of photoelectric devices, rectifiers and power semiconductors	US$ 43,000	Note 1	1,396,410	-	-	1,396,410	72,687	100.00	72,637	1,907,011	655,084
Lite-On Microelectronics (Wuxi) Co., Ltd.	Development of MOS technology and bipolar process technology circuits	US$ 40,000	Note 1	1,259,862	-	-	1,259,862	5,663	100.00	(9,884)	1,573,681	-

Accumulated Outflow of Investment in Mainland China From Taiwan as of September 30, 2020	Investment in Mainland China Authorized by the Investment Commission, Ministry of Economic Affairs	Investment Limit in Mainland China Regulated by the Investment Commission, Ministry of Economic Affairs
$3,460,318	$3,460,318 (US$109,000)	$5,334,080 (Note 3)

Note 1: Investment through reinvestment of a third-area company

Note 2: Except for Shanghai Seefull Electronic Co., Ltd., investment income or loss was recognized according to the audited financial statements of the investees above.

Note 3: Upper limit of accumulated investment in mainland China is $9,223,467 × 60% = $5,534,080.

Note 4: Eliminated upon consolidation.

TABLE 8

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

SIGNIFICANT TRANSACTIONS WITH INVESTEE COMPANIES IN MAINLAND CHINA, EITHER DIRECTLY OR INDIRECTLY THROUGH A THIRD PARTY, AND THEIR PRICES, PAYMENT TERMS, AND UNREALIZED GAINS OR LOSSES

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(In Thousands of New Taiwan Dollars)

Investee Company	Transaction Type	Purchase/Sale		Transaction Details			Notes/Accounts Receivable (Payable)		Unrealized (Gain) Loss
		Amount	%	Price	Payment Terms	Comparison with Normal Transactions	Ending Balance	%
Lite-On Microelectronics (Wuxi) Co., Ltd.	Purchase	$ 1,534,476	36	Cost markup	Settled monthly (60 days)	No significant difference	$(352,612)	(17)	$(13,693)
Shanghai Seefull Electronic Co., Ltd.	Purchase	1,059,868	25	Cost markup	Settled monthly (60 days)	No significant difference	(509,641)	(24)	(45,368)
Lite-On Semiconductor (Wuxi) Co., Ltd.	Purchase	506,991	12	Cost markup	Settled monthly (60 days)	No significant difference	(758,521)	(36)	(88)

Note:Eliminated upon consolidation.

TABLE 9

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

INFORMATION OF MAJOR SHAREHOLDERS SEPTEMBER 30, 2020

Name of Major Shareholder	Shares
	Number of Shares	Percentage of Ownership (%)
Lite-On Technology Corporation	57,203,784	18.30

Note: The main shareholder information in this table is calculated by the Taiwan Depository & Clearing Corporation on the last business day at the end of the quarter, and the total number of ordinary shares and special shares held by the shareholders who have completed the non-physical securities delivery (including treasury shares) is more than 5%. The share capital recorded in the Company’s consolidated financial statements and the actual number of non-physical securities delivered may be different due to the basis of preparation and calculation.